================================================================================
                                                                  Exhibit 10(bb)

                                CREDIT AGREEMENT

                                      AMONG

                       PIONEER-STANDARD ELECTRONICS, INC.,
                                  AS BORROWER,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   AS LENDERS,

                           KEY CORPORATE CAPITAL INC.,
             AS LEAD ARRANGER, BOOK RUNNER AND ADMINISTRATIVE AGENT,

                         U.S. BANK NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT,

                                       AND

                         HARRIS TRUST AND SAVINGS BANK,
                             AS DOCUMENTATION AGENT

                              ---------------------

                                   DATED AS OF
                                 APRIL 16, 2003

                              ---------------------

================================================================================

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE I.  DEFINITIONS..........................................................................................      1
   Section 1.1.  Definitions.....................................................................................      1
   Section 1.2.  Accounting Terms................................................................................     23
   Section 1.3.  Terms Generally.................................................................................     23

ARTICLE II.  AMOUNT AND TERMS OF CREDIT..........................................................................     23
   Section 2.1.  Amount and Nature of Credit.....................................................................     23
   Section 2.2.  Revolving Loans.................................................................................     24
   Section 2.3.  Letters of Credit...............................................................................     24
   Section 2.4.  Swing Loans.....................................................................................     26
   Section 2.5.  Interest........................................................................................     27
   Section 2.6.  Evidence of Indebtedness........................................................................     28
   Section 2.7.  Notice of Credit Event; Funding of Loans........................................................     29
   Section 2.8.  Payment on Notes and Other Obligations..........................................................     30
   Section 2.9.  Prepayment......................................................................................     31
   Section 2.10.  Facility and Other Fees........................................................................     31
   Section 2.11.  Modification to Commitment.....................................................................     32
   Section 2.12.  Computation of Interest and Fees...............................................................     33
   Section 2.13.  Mandatory Payment..............................................................................     33
   Section 2.14.  Extension of Commitment........................................................................     33
   Section 2.15.  Effectiveness of Guaranties....................................................................     34

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO LIBOR FIXED RATE LOANS; INCREASED CAPITAL; TAXES.................     34
   Section 3.1.  Requirements of Law.............................................................................     34
   Section 3.2.  Taxes...........................................................................................     35
   Section 3.3.  Funding Losses..................................................................................     37
   Section 3.4.  Eurodollar Rate or Alternate Currency Rate Lending Unlawful; Inability to Determine Rate........     37

ARTICLE IV.  CONDITIONS PRECEDENT................................................................................     38
   Section 4.1.  Conditions to Each Credit Event.................................................................     38
   Section 4.2.  Conditions to the First Credit Event............................................................     39

ARTICLE V.  COVENANTS............................................................................................     40
   Section 5.1.  Insurance.......................................................................................     41
   Section 5.2.  Money Obligations...............................................................................     41
   Section 5.3.  Financial Statements and Information............................................................     41
   Section 5.4.  Financial Records...............................................................................     42
   Section 5.5.  Franchises; Change in Business..................................................................     42
   Section 5.6.  ERISA Compliance................................................................................     42
   Section 5.7.  Financial Covenants.............................................................................     43
   Section 5.8.  Borrowing.......................................................................................     43
   Section 5.9.  Liens...........................................................................................     44
   Section 5.10.  Regulations U and X............................................................................     45
   Section 5.11.  Investments and Loans..........................................................................     46
   Section 5.12.  Merger and Sale of Assets......................................................................     46

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
   Section 5.13.  Acquisitions...................................................................................     47
   Section 5.14.  Notice.........................................................................................     48
   Section 5.15.  Environmental Compliance.......................................................................     48
   Section 5.16.  Affiliate Transactions.........................................................................     49
   Section 5.17.  Use of Proceeds................................................................................     49
   Section 5.18.  Corporate Names................................................................................     49
   Section 5.19.  Subsidiary Guaranties..........................................................................     49
   Section 5.20.  Restricted Payments............................................................................     49
   Section 5.21.  Restrictive Agreements.........................................................................     49
   Section 5.22.  Other Covenants................................................................................     50
   Section 5.23.  Guaranty Under Material Indebtedness Agreement.................................................     50
   Section 5.24.  Pari Passu Ranking.............................................................................     50
   Section 5.25.  Restricted Account Funding.....................................................................     50
   Section 5.26.  Amendment of Organizational Documents..........................................................     50
   Section 5.27.  Other Indebtedness.............................................................................     50

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES......................................................................     50
   Section 6.1.  Corporate Existence; Subsidiaries; Foreign Qualification........................................     50
   Section 6.2.  Corporate Authority.............................................................................     51
   Section 6.3.  Compliance with Laws............................................................................     51
   Section 6.4.  Litigation and Administrative Proceedings.......................................................     51
   Section 6.5.  Title to Assets.................................................................................     52
   Section 6.6.  Liens and Security Interests....................................................................     52
   Section 6.7.  Tax Returns.....................................................................................     52
   Section 6.8.  Environmental Laws..............................................................................     52
   Section 6.9.  Continued Business..............................................................................     52
   Section 6.10.  Employee Benefits Plans........................................................................     53
   Section 6.11.  Consents or Approvals..........................................................................     53
   Section 6.12.  Solvency.......................................................................................     53
   Section 6.13.  Financial Statements...........................................................................     54
   Section 6.14.  Regulations....................................................................................     54
   Section 6.15.  Material Agreements............................................................................     54
   Section 6.16.  Intellectual Property..........................................................................     54
   Section 6.17.  Insurance......................................................................................     54
   Section 6.18.  Accurate and Complete Statements...............................................................     54
   Section 6.19.  Investment Company; Holding Company............................................................     55
   Section 6.20.  Defaults.......................................................................................     55

ARTICLE VII.  EVENTS OF DEFAULT..................................................................................     55
   Section 7.1.  Payments........................................................................................     55
   Section 7.2.  Special Covenants...............................................................................     55
   Section 7.3.  Other Covenants.................................................................................     55
   Section 7.4.  Representations and Warranties..................................................................     55
   Section 7.5.  Cross Default...................................................................................     55
   Section 7.6.  ERISA Default...................................................................................     56
   Section 7.7.  Change in Control...............................................................................     56

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
   Section 7.8.  Money Judgment..................................................................................     56
   Section 7.9.  Material Adverse Change.........................................................................     56
   Section 7.10.  Validity of Loan Documents.....................................................................     56
   Section 7.11.  Solvency.......................................................................................     56

ARTICLE VIII.  REMEDIES UPON DEFAULT.............................................................................     57
   Section 8.1.  Optional Defaults...............................................................................     57
   Section 8.2.  Automatic Defaults..............................................................................     57
   Section 8.3.  Letters of Credit...............................................................................     58
   Section 8.4.  Offsets.........................................................................................     58
   Section 8.5.  Equalization Provision..........................................................................     58
   Section 8.6.  Other Remedies..................................................................................     59

ARTICLE IX.  THE AGENT...........................................................................................     59
   Section 9.1.  Appointment and Authorization...................................................................     59
   Section 9.2.  Note Holders....................................................................................     59
   Section 9.3.  Consultation With Counsel.......................................................................     59
   Section 9.4.  Documents.......................................................................................     59
   Section 9.5.  Agent and Affiliates............................................................................     60
   Section 9.6.  Knowledge of Default............................................................................     60
   Section 9.7.  Action by Agent.................................................................................     60
   Section 9.8.  Notices, Default................................................................................     60
   Section 9.9.  Indemnification of Agent........................................................................     60
   Section 9.10.  Successor Agent................................................................................     60
   Section 9.11.  Other Agents...................................................................................     61

ARTICLE X.  MISCELLANEOUS........................................................................................     61
   Section 10.1.  Lenders' Independent Investigation.............................................................     61
   Section 10.2.  No Waiver; Cumulative Remedies.................................................................     61
   Section 10.3.  Amendments, Consents...........................................................................     61
   Section 10.4.  Notices........................................................................................     62
   Section 10.5.  Costs, Expenses and Taxes......................................................................     62
   Section 10.6.  Indemnification................................................................................     63
   Section 10.7.  Obligations Several; No Fiduciary Obligations..................................................     63
   Section 10.8.  Execution in Counterparts......................................................................     63
   Section 10.9.  Binding Effect; Borrower's Assignment..........................................................     63
   Section 10.10.  Lender Assignments............................................................................     63
   Section 10.11.  Sale of Participations........................................................................     65
   Section 10.12.  Severability of Provisions; Captions; Attachments.............................................     66
   Section 10.13.  Entire Agreement..............................................................................     66
   Section 10.14.  Confidentiality...............................................................................     66
   Section 10.15.  Legal Representation of Parties...............................................................     67
   Section 10.16.  Judgment Currency.............................................................................     67
   Section 10.17.  Currency Equivalent Generally.................................................................     68
   Section 10.18.  Governing Law; Submission to Jurisdiction.....................................................     68
   Section 10.19.  Jury Trial Waiver...............................................................Signature Page      1

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Schedule 1      Lenders and Commitments
Schedule 5.8    Indebtedness
Schedule 5.9    Liens
Schedule 5.11   Permitted Foreign Subsidiary Loans and Investments
Schedule 6.1    Corporate Existence/Subsidiaries
Schedule 6.4    Litigation
Schedule 6.10   Employee Benefits Plans
Schedule 6.15   Material Agreements

Exhibit A       Revolving Credit Note
Exhibit B       Swing Line Note
Exhibit C       Notice of Loan
Exhibit D       Compliance Certificate
Exhibit E       Borrowing Base Certificate
Exhibit F       Form of Assignment and Acceptance Agreement
Exhibit G       Request for Extension

         This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 16th day of April, 2003, among:

                  (a) PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation, ("Borrower");

                  (b) the financial institutions listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that becomes a party hereto pursuant to Section 10.10 hereof (collectively, the "Lenders" and, individually, each a "Lender");

                  (c) KEY CORPORATE CAPITAL INC., as lead arranger, book runner and administrative agent for the Lenders under this Agreement ("Agent");

                  (d) U.S. BANK NATIONAL ASSOCIATION, as syndication agent for the Lenders under this Agreement ("Syndication Agent"); and

                  (e) HARRIS TRUST AND SAVINGS BANK, as documentation agent for the Lenders under this Agreement ("Documentation Agent").

                                   WITNESSETH:

         WHEREAS, Borrower, Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Account" shall mean (a) all accounts, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b)(i) any right to payment now or hereafter owing to a Company (including but not limited to any such right to payment by reason of any lease, sale, manufacture, repair, processing or fabrication of personal property formerly, now or hereafter owned or otherwise held by such Company, by reason of any services formerly, now or hereafter rendered by or on behalf of such Company or by reason of any former, existing or future contract for any such lease, sale, manufacture, repair, processing, fabrication and/or services), whether such right to payment be classified by law as an instrument, chattel paper, contract right, account, document, general intangible or otherwise; (ii) the security, if any, for such right to payment; (iii) such Company's right, title and interest (including, without limitation, all of such Company's rights as an unpaid vendor, and any applicable right of stoppage in transit) in or to the personal property, if any, that is the subject of such right to payment; and (iv) all books and records pertaining to such right to payment; and (c) all proceeds of any of the foregoing, irrespective of the form or kind thereof.

         "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any Guarantor thereof.

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

         "Additional Commitment" shall have the meaning given to such term in
Section 2.11(b) hereof.

         "Additional Lender" shall mean a financial institution that shall become a Lender hereunder during the Commitment Increase Period pursuant to
Section 2.11(b) hereof.

         "Additional Lender Assumption Agreement" shall mean an assumption agreement in form and substance satisfactory to Agent, wherein an Additional Lender shall become a Lender hereunder.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Debt, if such payment results in that Lender having less than its pro rata share of the Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Fee Letter" shall mean the Agent Fee Letter between Borrower and Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

         "Agreement for Inventory Financing" shall mean that certain Amended and Restated Agreement for Inventory Financing (Unsecured), dated on or about April 16, 2003, by and between IBM Credit LLC and Borrower, as amended and as the same may from time to time be further amended, restated or otherwise modified.

         "Alternate Currency" shall mean Euros, Pounds Sterling, Japanese Yen or any other currency, other than Dollars, agreed to by Agent that shall be freely transferable and convertible into Dollars.

         "Alternate Currency Exposure" shall mean, at any time and without duplication, the sum of the Dollar Equivalent of (a) the aggregate principal amount of Alternate Currency Loans, and (b) the Letter of Credit Exposure that is denominated in one or more Alternate Currencies.

         "Alternate Currency Loan" shall mean a Loan described in Section 2.2 hereof that shall be denominated in an Alternate Currency and on which Borrower shall pay interest at a rate based upon the Alternate Currency Rate applicable to such Alternate Currency.

         "Alternate Currency Maximum Amount" shall mean, at any time, the Dollar Equivalent of Ten Million Dollars ($10,000,000).

         "Alternate Currency Rate" shall mean, with respect to an Alternate Currency Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) three Business Days prior to the beginning of such Interest Period pertaining to such Alternate Currency Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for deposits in the relevant Alternate Currency in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Alternate Currency Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in the relevant Alternate Currency for the relevant Interest Period and in the amount of the Alternate Currency Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Alternate Currency market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), three Business Days prior to the beginning of the relevant Interest Period pertaining to such Alternate Currency Loan hereunder; by (b) 1.00 minus the Reserve Percentage.

         "Annualized Consolidated EBITDA" shall mean (a) for the fiscal quarter of Borrower ending on June 30, 2003, Consolidated EBITDA for such quarter times four, (b) for the fiscal quarter of Borrower ending on September 30, 2003, Consolidated EBITDA for the fiscal year to date period times two, and (c) for the fiscal quarter of Borrower ending on December 31, 2003, Consolidated EBITDA for the fiscal year to date period times one and one-third.

         "Applicable Facility Fee Rate" shall mean:

         (a) for the period from the Closing Date through August 31, 2003, thirty-five (35) basis points; and

         (b) commencing with the Consolidated financial statements of Borrower for the fiscal quarter ending June 30, 2003, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on September 1, 2003 and thereafter:

-------------------------------------------------------------------------------------------------------
                        LEVERAGE RATIO                                     APPLICABLE FACILITY FEE RATE
-------------------------------------------------------------------------------------------------------
Greater than or equal to 1.50 to 1.00                                                  50.00
-------------------------------------------------------------------------------------------------------
Greater than or equal to 1.00 to 1.00 but less than 1.50 to                            45.00
1.00
-------------------------------------------------------------------------------------------------------
Greater than or equal to 0.50 to 1.00 but less than 1.00 to                            40.00
1.00
-------------------------------------------------------------------------------------------------------
Less than 0.50 to 1.00                                                                 35.00
-------------------------------------------------------------------------------------------------------

After September 1, 2003, changes to the Applicable Facility Fee Rate shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

         "Applicable Margin" shall mean:

         (a) for the period from the Closing Date through August 31, 2003, one hundred ten (110) basis points for LIBOR Fixed Rate Loans and zero (0) basis points for Base Rate Loans; and

         (b) commencing with the Consolidated financial statements of Borrower for the fiscal quarter ending June 30, 2003, the number of basis points (depending upon whether Loans are LIBOR Fixed Rate Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on September 1, 2003 and thereafter:

--------------------------------------------------------------------------------------------------------------
                                                            APPLICABLE BASIS                APPLICABLE BASIS
                                                         POINTS FOR LIBOR FIXED           POINTS FOR BASE RATE
                   LEVERAGE RATIO                              RATE LOANS                         LOANS
--------------------------------------------------------------------------------------------------------------
Greater than or equal to 2.00 to 1.00                            225.00                          25.00
--------------------------------------------------------------------------------------------------------------
Greater than or equal to 1.50 to 1.00 but less than              200.00                          0.00
2.00 to 1.00
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Greater than or equal to 1.00 to 1.00 but less than                175.00                          0.00
1.50 to 1.00
--------------------------------------------------------------------------------------------------------------
Greater than or equal to 0.50 to 1.00 but less than                130.00                          0.00
1.00 to 1.00
--------------------------------------------------------------------------------------------------------------
Less than 0.50 to 1.00                                             110.00                          0.00
--------------------------------------------------------------------------------------------------------------

After September 1, 2003, changes to the Applicable Margin shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached Exhibit F.

         "Authorized Officer" shall mean a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to Agent) to handle certain administrative matters in connection with this Agreement.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Loan" shall mean a Revolving Loan described in Section 2.2 hereof, that shall be denominated in Dollars and on which Borrower shall pay interest at a rate based on the Derived Base Rate.

         "Borrower Investment Policy" shall mean the Investment Policy Guidelines of Borrower in effect as of the Closing Date, together with such modifications as approved from time to time by the Board of Directors of Borrower.

         "Borrowing Base" shall mean an amount equal to the sum of the following:

                  (a) eighty-five percent (85%) of the aggregate amount due and owing on Eligible Accounts Receivable of the Credit Parties; plus

                  (b) fifty percent (50%) of the aggregate of the cost or market value (whichever is lower) of the Eligible Inventory of the Credit Parties; plus

                  (c) the aggregate amount of Cash Equivalent Investments (other than Cash Equivalent Investments in the Restricted Account) of the Credit Parties in excess of Ten Million Dollars ($10,000,000); minus

                  (d) any amounts owed under the Agreement for Inventory Financing.

         "Borrowing Base Certificate" shall mean a certificate, substantially in the form of the attached Exhibit E.

         "Business Day" shall mean a day of the year on which banks are not authorized or required to close in Cleveland, Ohio, and, if the applicable Business Day shall relate to any Eurodollar Loan, a day of the year on which dealings in deposits are carried on in the London interbank Eurodollar market and, if the applicable Business Day relates to any Alternate Currency, a day of the year on which dealings in deposits are carried on in the relevant Alternate Currency.

         "Capital Distribution" shall mean a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, (a) for the purchase, acquisition, redemption, repurchase, payment or retirement of any capital stock or other equity interest of such Company or with respect to the Convertible Debentures, or (b) as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company's capital stock or other equity interest or with respect to the Convertible Debentures.

         "Capitalized Lease Obligations" shall mean obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalent Investments" shall mean (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-2 or better by Standard & Poor's or P-2 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of One Hundred Million Dollars ($100,000,000); provided, in each case, that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change in Control" shall mean (a) the acquisition of, or, if earlier, the shareholder or director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty percent (30%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a change in control, or other similar provision, as defined in any Material Indebtedness Agreement.

         "Closing Commitment Amount" shall mean the Dollar Equivalent of One Hundred Million Dollars ($100,000,000).

         "Closing Date" shall mean the effective date of this Agreement as set forth in the first paragraph of this Agreement.

         "Closing Date Required Net Worth" shall mean an amount equal to eighty-five percent (85%) of Consolidated Tangible Net Worth as measured on March 31, 2003.

         "Closing Fee Letter" shall mean the Closing Fee Letter between Borrower and Agent, dated as of the Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Commitment" shall mean the obligation hereunder of the Lenders, during the Commitment Period, to make Revolving Loans and to participate in Swing Loans and the issuance of Letters of Credit pursuant to the Revolving Credit Commitment, up to the Total Commitment Amount.

         "Commitment Increase Period" shall mean the period from the Closing Date to the date that is thirty (30) days prior to the last day of the Commitment Period.

         "Commitment Percentage" shall mean, for each Lender, the percentage set forth opposite such Lender's name under the column headed "Commitment Percentage", as listed in Schedule 1 hereto.

         "Commitment Period" shall mean the period from the Closing Date to April 15, 2006, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Company" shall mean Borrower or a Subsidiary.

         "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit D.

         "Confidential Information" shall mean all confidential or proprietary information about the Companies that has been furnished by any Company to Agent or any Lender, whether furnished before or after the Closing Date and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by Agent or such Lender not permitted by this Agreement, (b) was available to Agent or such Lender on a nonconfidential basis prior to its disclosure to Agent or such Lender, or (c) becomes available to Agent or such Lender on a nonconfidential basis from a Person other than any Company that is not, to the best knowledge of Agent or such Lender, acting in violation of a confidentiality agreement with a Company or is not otherwise prohibited from disclosing the information to Agent or such Lender.

         "Confidential Memorandum" shall mean that certain Confidential Information Memorandum prepared by Borrower and Agent, based upon information provided by Borrower, delivered to the Lenders on March 17, 2003.

         "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for such Acquisition.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Income Tax Expense, (b) Consolidated Interest Expense (including, to the extent deducted from Consolidated Net Earnings, the amortization of deferred financing costs, interest expense on deferred compensation arrangements, if any, and payments made to obtain Hedge Agreements), (c) Consolidated Depreciation and Amortization Charges, and (d)(i) non-recurring charges resulting from the Project Moose (but in no event to be greater than Fifteen Million Dollars ($15,000,000)) or the Senior Notes Repurchase (but in no event to be greater than Fifteen Million Dollars ($15,000,000)), minus (ii) extraordinary non-cash gains not incurred in the ordinary course of business but that were counted in the net income calculation for such period.

         "Consolidated Fixed Charges" shall mean, for any period, on a Consolidated basis and in accordance with GAAP, without duplication, the aggregate of (a) Consolidated Interest Expense (including, without limitation, the "imputed interest" portion of capital leases, synthetic leases and asset securitizations, if any), (b) rent expenses, (c) principal payments on Consolidated

Funded Indebtedness (other than optional prepayments of the Notes or any other Indebtedness), (d) Consolidated Income Tax Expense paid in cash, and (e) cash expenditures relating to Capital Distributions (specifically including the Convertible Debentures).

         "Consolidated Funded Indebtedness" shall mean, for any period, the sum of (a) all Indebtedness for borrowed money, and (b) Capitalized Lease Obligations and Indebtedness pursuant to synthetic leases; as determined on a Consolidated basis and, in accordance with GAAP, and without regard to amounts owed on the Convertible Debentures.

         "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the gross or net income of Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the interest expense of Borrower for such period, as determined on a Consolidated basis and, in accordance with GAAP, and without regard to payments on the Convertible Debentures.

         "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of Borrower for such period, as determined on a Consolidated basis and, in accordance with GAAP, and without regard to payments on the Convertible Debentures.

         "Consolidated Tangible Net Worth" shall mean, at any date, the net book value (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets) of the assets (other than patents, goodwill, treasury stock and other intangibles) of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

         "Convertible Debentures" shall mean the Series A 6 3/4% Junior Convertible Subordinated Debentures of Borrower, due March 31, 2028, issued in the aggregate original principal amount of up to One Hundred Fifty Million Dollars ($150,000,000), under the Convertible Debentures Indenture.

         "Convertible Debentures Indenture" shall mean that certain Junior Subordinated Indenture, dated as of March 23, 1998, of Borrower to Wilmington Trust Company, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of March 23, 1998, of Borrower to Wilmington Trust Company, as trustee.

         "Credit Event" shall mean the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a LIBOR Fixed Rate Loan, the continuation by the Lenders of a LIBOR Fixed Rate Loan after the end of the applicable Interest Period, the making by the Swing Line Lender of a Swing Loan, or the issuance by the Fronting Lender of a Letter of Credit.

         "Credit Party" shall mean Borrower and each Subsidiary, including any Guarantor of Payment, that, in each case, is a party to any Loan Document.

         "Debt" shall mean, collectively, (a) all Indebtedness and other obligations incurred by Borrower or any Guarantor of Payment to Agent, the Swing Line Lender, the Fronting Lender or the Lenders (or any affiliate thereof) pursuant to this Agreement and includes the principal of and interest on all Loans and all obligations pursuant to Letters of Credit; (b) each extension, renewal or refinancing thereof in whole or in part; and (c) the facility fees, other fees, any prepayment fees payable hereunder, and all fees and charges in connection with the Letters of Credit.

         "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and that has not been waived by the Required Lenders in writing.

         "Default Rate" shall mean (a) with respect to any Loan, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Derived Base Rate from time to time in effect.

         "Derived Base Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) for Base Rate Loans plus the Base Rate.

         "Derived LIBOR Fixed Rate" shall mean (a) with respect to a Eurodollar Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Eurodollar Rate, and (b) with respect to an Alternate Currency Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Alternate Currency Rate applicable to the relevant Alternate Currency.

         "Derived Swing Loan Rate" shall mean a rate per annum equal to (a) Agent's cost of funds as quoted to Borrower by Agent and agreed to by Borrower, plus (b) the Applicable Margin (from time to time in effect) for LIBOR Fixed Rate Loans.

         "Disposition" shall mean the lease, transfer or other disposition of assets (whether in one or more than one transaction) by a Company, other than a sale, lease, transfer or other disposition made by a Company pursuant to Section 5.12(b) hereof or in the ordinary course of business.

         "Dollar" or the sign $ shall mean lawful money of the United States of America.

         "Dollar Equivalent" shall mean (a) with respect to an Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, the Dollar equivalent of the amount of such Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date three Business Days before the date of such Alternate Currency Loan, for the purchase of the relevant Alternate Currency with Dollars for delivery on the date of such Alternate Currency

Loan or Letter of Credit, and (b) with respect to any other amount, if such amount is denominated in Dollars, then such amount in Dollars and, otherwise the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant Alternate Currency with Dollars for delivery on such date; provided, however, that, in calculating the Dollar Equivalent for purposes of determining
(i) Borrower's obligation to prepay Loans and Letters of Credit pursuant to
Section 2.13 hereof, or (ii) Borrower's ability to request additional Loans or Letters of Credit pursuant to the Commitment, Agent may, in its discretion, on any Business Day selected by Agent (prior to payment in full of the Debt), calculate the Dollar Equivalent of each such Loan or Letter of Credit. Agent shall notify Borrower of the Dollar Equivalent of such Alternate Currency Loan or any other amount, at the time that such Dollar Equivalent shall have been determined.

         "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

         "Eligible Account Receivable" shall mean an Account of a Credit Party to the extent arising out of completed sales by such Credit Party in accordance with the terms and conditions of all purchase orders, contracts and other documents relating thereto, which, at all times until it is collected in full, continuously meets the following requirements: (a) arose in the ordinary course of business of such Credit Party from the performance (fully completed) of services or bona fide sale of goods that have been shipped to the Account Debtor, and not more than ninety (90) days have elapsed since the date that the payment on such account receivable was due; (b) is not due from any Account Debtor with respect to which such Credit Party has received any notice or has any knowledge of insolvency, bankruptcy or financial impairment; (c) is not subject to an assignment, pledge, claim, mortgage, lien, or security interest of any type (other than Liens permitted under Section 5.9(b), (c), (g) and (h) hereof); (d) is not an account receivable due from any Affiliate, shareholder or employee of such Credit Party; and (e) has not been determined by Agent, in the exercise of its good-faith, reasonable credit judgment, to be ineligible.

         "Eligible Inventory" shall mean all Inventory of the Credit Parties, except Inventory that is (a) located outside of the United States, (b) damaged, defective, or obsolete, or (c) determined by Agent, in the exercise of its good-faith, reasonable credit judgment, to be ineligible.

         "Eligible Transferee" shall mean a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) that is not Borrower, a Subsidiary or an Affiliate.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign jurisdiction or by any state or municipality thereof, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a significant risk of the imposition of an excise tax in a material amount or any other material liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section 4975) or a breach of a fiduciary duty under ERISA that, in either case, could result in a material liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which 30-day notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively) which results or is likely to result in a material liability to a Company; (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k), provided, in any such case, that the failure exposes or is likely to expose a Company to material liability; (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan, provided, in any such case, that the failure exposes or is likely to expose a Company to material liability; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits, provided any such commencement, existence or threatening can reasonably be anticipated to expose a Company to a material liability; or (k) any occurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement medical benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B other than limited payment in connection with severance benefits or with respect to senior executives of a Company.

         "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

         "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar" shall mean a Dollar denominated deposit in a bank or branch outside of the United States.

         "Eurodollar Loan" shall mean a Revolving Loan described in Section 2.2 hereof, that shall be denominated in Dollars and on which Borrower shall pay interest at a rate based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) three Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for deposits in Eurodollars in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Eurodollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), three Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan hereunder; by (b) 1.00 minus the Reserve Percentage.

         "Event of Default" shall mean an event or condition that shall constitute an event of default as defined in Article VII hereof.

         "Excluded Subsidiary" shall mean a Company that (a) is not a Credit Party, (b) has aggregate assets of less than Five Hundred Thousand Dollars ($500,000) and aggregate investments by the Companies of less than Five Hundred Thousand Dollars ($500,000) (but excluding any investment by the Companies in Aprisa Holdings, Inc., Aprisa Inc. or Pioneer-Standard Financial Trust so long as no further investments are made by the Companies in Aprisa Holdings, Inc., Aprisa Inc. or Pioneer-Standard Financial Trust after the Closing Date), and (c) has no direct or indirect Subsidiaries with aggregate assets for all such Subsidiaries of more than Five Hundred Thousand Dollars ($500,000).

         "Excluded Taxes" shall mean net income taxes (and franchise taxes imposed in lieu of net income taxes) imposed on Agent or any Lender by the Governmental Authority located in the jurisdiction where Agent or such Lender is organized.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Borrower.

         "Fixed Charge Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of Borrower (but excluding any period prior to the period ending June 30, 2003), the ratio of (a) Consolidated EBITDA, minus Consolidated Capital Expenditures, plus Consolidated rent expenses of the Companies; to (b) Consolidated Fixed Charges.

         "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

         "Fronting Lender" shall mean, as to any Letter of Credit transaction hereunder, KeyBank National Association, as issuer of the Letter of Credit, or, in the event that KeyBank National Association either shall be unable to issue or shall agree that another Lender may issue, a Letter of Credit, such other Lender as shall agree to issue the Letter of Credit in its own name, but on behalf of the Lenders hereunder.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

         "Governmental Authority" shall mean any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

         "Guarantor" shall mean a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean Pioneer-Standard Minnesota, Inc., a Delaware corporation, Pioneer-Standard Illinois, Inc., a Delaware corporation, and Pioneer-Standard Electronics, Ltd. LP, a Delaware limited partnership, that are each executing and delivering a Guaranty of Payment, or any other Domestic Subsidiary or Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

         "Guaranty Effectiveness Date" shall mean the date on which the Senior Unsecured Notes are paid in full.

         "Guaranty of Payment" shall mean each Guaranty of Payment of Debt executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

         "Hedge Agreement" shall mean any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by a Company with any Person in connection with any Indebtedness of the Companies, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by the Companies.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Fixed Rate Loan, the period commencing on the date such LIBOR Fixed Rate Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter (unless, with respect to a Eurodollar Loan, such LIBOR Fixed Rate Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for a LIBOR Fixed Rate Loan shall be one month, two months, three months or six months, in each case as Borrower may select upon notice, as set forth in Section 2.7 hereof; provided that (a) if Borrower shall fail to so select the duration of any Interest Period for a Eurodollar Loan at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, Borrower shall be deemed to have converted such LIBOR Fixed Rate Loan to a Base Rate Loan at the end of the then current

Interest Period; and (b) each Alternate Currency Loan must be repaid on the last day of the Interest Period applicable thereto.

         "Inventory" shall mean all (a) inventory, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time; (b) goods that are raw materials; (c) goods that are work-in-process; (d) goods that are materials used or consumed in the ordinary course of any Company's business; (e) goods that are, in the ordinary course of any Company's business, held for sale or lease or furnished or to be furnished under contracts of service; and (f) substitutes and replacements for, and parts, accessories, additions, attachments or accessions to (a) through (e) above.

         "Letter of Credit" shall mean any standby letter of credit that shall be issued by the Fronting Lender for the account of Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one year after its date of issuance or (b) thirty (30) days prior to the last day of the Commitment Period.

         "Letter of Credit Commitment" shall mean the Commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to the Dollar Equivalent of Five Million Dollars ($5,000,000).

         "Letter of Credit Exposure" shall mean, at any time, the Dollar Equivalent of the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that shall not have been reimbursed by Borrower or converted to a Revolving Loan pursuant to Section 2.3 hereof.

         "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Funded Indebtedness (for the most recently completed fiscal quarter of Borrower) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Borrower); provided that, for purposes of calculating the Leverage Ratio, (i) Consolidated Funded Indebtedness shall not include Indebtedness (A) under the Senior Unsecured Notes for a fiscal quarter of Borrower if the Restricted Account Maintenance Requirement shall have been met for each day of such fiscal quarter, or (B) under the Agreement for Inventory Financing, and (ii) with respect to calculations for the fiscal quarters of Borrower ending June 30, 2003, September 30, 2003 and December 31, 2003, such ratio shall equal (1) Consolidated Funded Indebtedness (for the most recently completed fiscal quarter of Borrower) to (2) Annualized Consolidated EBITDA.

         "LIBOR Fixed Rate Loan" shall mean a Eurodollar Loan or an Alternate Currency Loan.

         "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

         "Liquidity Amount" shall mean, as determined at any time, the amount of
(a) the Revolving Credit Commitment, minus (b) the Revolving Credit Exposure, plus (c) Cash Equivalent Investments.

         "Loan" shall mean a Revolving Loan or Swing Loan granted to Borrower by the Lenders in accordance with Section 2.2 or 2.4 hereof.

         "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, all documentation relating to each Letter of Credit, the Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, property, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries taken as a whole, (b) the ability of Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of Agent or the Lenders thereunder.

         "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company or the Companies in excess of the amount of Ten Million Dollars ($10,000,000).

         "Maximum Amount" shall mean, for each Lender, the amount set forth opposite such Lender's name under the column headed "Maximum Amount" as set forth on Schedule 1 hereto, subject to decreases determined pursuant to Section 2.11(a) hereof, increases pursuant to Section 2.11(b) hereof and assignments of interests pursuant to Section 10.10 hereof; provided, however, that the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment.

         "Maximum Commitment Amount" shall mean the Dollar Equivalent of One Hundred Fifty Million Dollars ($150,000,000), or such other amount as shall be determined pursuant to Section 2.11 hereof.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Note" shall mean each Revolving Credit Note or the Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

         "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit C.

         "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

         "Other Indebtedness Maximum Amount" shall mean that the sum of the Indebtedness permitted under Section 5.11(d), (e) and (g) hereof shall not exceed the aggregate amount of Thirty Million Dollars ($30,000,000) at any time outstanding.

         "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, charges or similar levies (other than Excluded Taxes) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Foreign Subsidiary Loans and Investments" shall mean:

                  (a) the investments by Borrower or a Domestic Subsidiary in a Foreign Subsidiary, in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto;

                  (b) the loans by Borrower or a Domestic Subsidiary to a Foreign Subsidiary, in such amounts existing as of the Closing Date and set forth on Schedule 5.11 hereto;

                  (c) any investment by a Foreign Subsidiary in, or loan from a Foreign Subsidiary to, or guaranty from a Foreign Subsidiary issued to, a Company that is a Credit Party;

                  (d) any loans by a Credit Party to a Foreign Subsidiary, not otherwise permitted under this definition, up to the aggregate amount of One Million Dollars ($1,000,000) for such Foreign Subsidiary, so long as the aggregate for all such loans to all Foreign Subsidiaries does not exceed the aggregate amount of Five Million Dollars ($5,000,000) at any time outstanding; and

                  (e) any investments in the form of capital contributions by a Credit Party in a Foreign Subsidiary, not otherwise permitted under this definition, up to the aggregate amount of One Million Dollars ($1,000,000) by all Credit Parties for such Foreign Subsidiary, so long as the aggregate for all such investments in all Foreign Subsidiaries does not exceed the aggregate amount of Five Million Dollars ($5,000,000).

         "Permitted Investment" shall mean an investment of a Company in the stock (or other debt or equity instruments) of a Person (other than a Company), so long as (a) the Company making the investment is a Credit Party or a Foreign Subsidiary; and (b) in addition to those existing on the Closing Date and listed on Schedule 5.11 hereto, the aggregate amount of all such investments of all Companies does not exceed, at any time, an aggregate amount of Ten Million Dollars ($10,000,000).

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Project Moose" shall mean the Acquisition by Borrower of an IBM solutions provider with EBITDA in the range of Twenty Million Dollars ($20,000,000) and revenue size in the range of Three Hundred Twenty to Three Hundred Fifty Million Dollars ($320,000,000-350,000,000).

         "Regularly Scheduled Payment Date" shall mean the last day of each March, June, September and December of each year.

         "Related Writing" shall mean each Loan Document and any other guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Request for Extension" shall mean a notice, substantially in the form of the attached Exhibit G.

         "Required Lenders" shall mean the holders of at least fifty-one percent (51%) of the Total Commitment Amount, with such holders to be comprised of at least two of the Lenders; or, if there shall be any borrowing hereunder, the holders of at least fifty-one percent (51%) of the aggregate amount outstanding under the Notes (other than the Swing Line Note), with such holders to be comprised of at least two of the Lenders.

         "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

         "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Derived LIBOR Fixed Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

         "Restricted Account" shall mean one or more accounts maintained at Agent (or an affiliate of Agent) in the name of Borrower from which Borrower shall have the ability to withdraw funds or assets only under specific conditions as set forth in Section 5.25 hereof and in the Restricted Account Agreement.

         "Restricted Account Agreement" shall mean that Restricted Account Agreement, dated as of the Closing Date, among Borrower, Agent, for the benefit of the Lenders, and McDonald Investments, Inc., as the same may from time to time be amended, restated, or otherwise modified.

         "Restricted Account Maintenance Requirement" shall mean, with respect to a fiscal quarter of Borrower, that Borrower shall have maintained in the Restricted Account, at all times during such fiscal quarter, investments made pursuant to the Borrower Investment Policy in an amount of no less than the Dollar Equivalent of one hundred ten percent (110%) of the aggregate principal amount outstanding on the Senior Unsecured Notes.

         "Restricted Payment" shall mean, with respect to any Company, (a) any Capital Distribution, or (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, direct or indirect, of any Subordinated Indebtedness.

         "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Lender to make Revolving Loans up to the Maximum Amount for such Lender, (b) the Fronting Lender to issue and each Lender to participate in Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the Swing Line Lender to make and each Lender to participate in Swing Loans pursuant to the Swing Line Commitment; provided, however, that the Revolving Credit Commitment shall at no time exceed the lesser of (i) the Borrowing Base or (ii) the Total Commitment Amount.

         "Revolving Credit Exposure" shall mean, at any time, the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Swing Line Exposure and (c) the Letter of Credit Exposure.

         "Revolving Credit Note" shall mean a Revolving Credit Note executed and delivered pursuant to Section 2.6(a) hereof.

         "Revolving Loan" shall mean a Loan granted to Borrower by the Lenders in accordance with Section 2.2 hereof.

         "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principle functions.

         "Senior Notes Indenture" shall mean that certain Indenture, dated as of August 1, 1996, of Borrower to Star Bank, N.A., as trustee, as the same may from time to time be amended, restated or otherwise modified.

         "Senior Notes Repurchase" shall mean the repayment in full or in part (other than scheduled payments (as scheduled on the Closing Date) of the Senior Unsecured Notes).

         "Senior Unsecured Notes" means the nine and one-half percent (9 1/2%) senior notes of Borrower, due August 2006, issued in the aggregate original principal amount of One Hundred Fifty Million Dollars ($150,000,000), under the Senior Notes Indenture.

         "Significant Asset Disposition" shall mean a Disposition or a related series of Dispositions (other than the Disposition of the components distribution business of the Companies consummated February 28, 2003) in which the aggregate fair market value or book value, whichever is greater, of the assets sold, leased, transferred or otherwise disposed of shall be greater than or equal to five percent (5%) of the total Consolidated assets of the Companies.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

         "Subordinated" shall mean, as applied to Indebtedness, that the Indebtedness shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Lenders) in favor of the prior payment in full of the Debt.

         "Subsidiary" of a Company shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Company or by one or more other subsidiaries of such Company or by such Company and one or more subsidiaries of such Company, (b) a partnership or limited liability company of which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership or limited liability company, or (c) any other Person (other than a corporation, partnership or limited liability company) in which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

         "Swing Line" shall mean the credit facility established by the Swing Line Lender for Borrower in accordance with Section 2.4 hereof.

         "Swing Line Commitment" shall mean the commitment of the Swing Line Lender to make Swing Loans to Borrower up to the aggregate amount at any time outstanding of Ten Million Dollars ($10,000,000).

         "Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all Swing Loans outstanding.

         "Swing Line Lender" shall mean Key Corporate Capital Inc., as holder of the Swing Line Commitment.

         "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to Section 2.6(b) hereof.

         "Swing Loan" shall mean a loan that shall be denominated in Dollars granted to Borrower by the Swing Line Lender under the Swing Line.

         "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) fifteen (15) days after the date such Swing Loan is made, or
(b) the last day of the Commitment Period.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties or similar liabilities with respect thereto) other than Excluded Taxes.

         "Total Commitment Amount" shall mean the Closing Commitment Amount, as such amount may be increased up to the Maximum Commitment Amount pursuant to
Section 2.11(b) hereof, or decreased pursuant to Section 2.11(a) hereof; provided, however, that, for the purposes of determining the Total Commitment Amount, Agent may, in its discretion, calculate the Dollar Equivalent of any Alternate Currency Loan on any Business Day selected by Agent.

         "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity, all of the securities or other ownership interest of which having ordinary Voting Power to elect a majority of the board of directors, or other Persons performing similar functions, are at the time directly or indirectly owned by such Person.

         Section 1.2. Accounting Terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         Section 2.1. Amount and Nature of Credit.

         (a) Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to Borrower, participate in Swing Loans made by the Swing Line Lender to Borrower, and issue or participate in Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the Revolving Credit Exposure be in excess of the Revolving Credit Commitment.

         (b) Each Lender, for itself and not one for any other, agrees to make Loans, participate in Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by Borrower or the issuance of a Letter of Credit:

                  (i) the Dollar Equivalent of the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Lender or, if there is no Note outstanding to such Lender, when combined with such Lender's pro rata share, if any, of the Letter of Credit Exposure and the Swing Line Exposure, shall not be in excess of the Maximum Amount for such Lender; and

                  (ii) such aggregate principal amount outstanding on the Notes (other than the Swing Line Note) issued to such Lender or, if there is no Note outstanding to such Lender, shall represent that percentage of the aggregate principal amount then outstanding on all Loans (other than the Swing Loan) together with such Lender's interest in the Letter of Credit Exposure and the Swing Line Exposure that shall be such Lender's Commitment Percentage. Each borrowing (other than Swing Loans) from the Lenders hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders.

         (c)      The Loans may be made as Revolving Loans as described in
Section 2.2 hereof and Swing Loans as described in Section 2.4. hereof, and Letters of Credit may be issued in accordance with Section 2.3 hereof.

         Section 2.2. Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitment, when such Revolving Loans are combined with the Letter of Credit Exposure and Swing Line Exposure; provided, however, that Borrower shall not request any Alternate Currency Loan (and the Lenders shall not be obligated to make an Alternate Currency Loan) if, after giving effect thereto, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans, Eurodollar Loans or Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, Borrower shall receive all of the proceeds of such Alternate Currency Loan in one Alternate Currency and repay such Alternate Currency Loan in the same Alternate Currency. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.2 to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         Section 2.3. Letters of Credit.

         (a) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of Borrower or a Guarantor of Payment, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto,
(i) the Letter of Credit Exposure would exceed the Letter of Credit Commitment,
(ii) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or (iii) with respect to a request for a Letter of Credit to be issued in an Alternate Currency, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender's Commitment Percentage.

         (b) Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent) and specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, the Alternate Currency if other than Dollars are requested, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower, and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give the Fronting Lender and each Lender notice of each such request for a Letter of Credit.

         (c) Letter of Credit Fees. In respect of each Letter of Credit and the drafts thereunder, if any, issued for the account of Borrower or a Guarantor of Payment, Borrower agrees to pay to Agent (i) for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at the rate per annum of the Applicable Margin for LIBOR Fixed Rate Loans (in effect on the date such payment is to be made) times the face amount of such Letter of Credit; (ii) for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate per annum of one-fourth of one percent (1/4 of 1%) of the face amount of such Letter of Credit; and (iii) for the sole benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

         (d) Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, Borrower shall immediately reimburse the Fronting Lender for the amount drawn. In the event that the amount drawn shall not have been reimbursed by Borrower within one Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent), Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Sections 2.2 and
2.7 hereof, in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to
Section 2.2 hereof when required by this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subsection to reimburse, in full, the Fronting Lender for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

         (e) Participation in Letters of Credit. If, for any reason, Agent (or the Fronting Lender if the Fronting Lender shall be a Lender other than Agent) shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any Letter of Credit to a Revolving Loan pursuant to the preceding subsection, Agent (or the Fronting Lender if the Fronting Lender is a Lender other than Agent) shall have the right to request that each Lender purchase a participation in the amount due with respect to such Letter of Credit, and Agent shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender's Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the account of the Fronting Lender, such Lender's ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender's Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by Borrower pursuant to this subsection shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this subsection by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 hereof with respect to Revolving Loans. Each Lender is hereby authorized to record on its records such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

         Section 2.4. Swing Loans.

         (a) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Swing Line Lender shall make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower, through an Authorized Officer, may from time to time request; provided that Borrower shall not request any Swing Loan if, after giving effect thereto, (i) the Revolving Credit Exposure would exceed the Revolving Credit Commitment, or
(ii) the Swing Line Exposure would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Borrower shall not request that more than two Swing Loans be outstanding at any time. Each Swing Loan shall be made in Dollars.

         (b) Refunding of Swing Loans. If Agent so elects, by giving notice to Borrower and the Lenders, Borrower agrees that the Swing Line Lender shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder. Upon receipt of such notice by Borrower and the Lenders, Borrower shall be deemed, on such day, to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Sections 2.2 and 2.7 hereof (other than the requirement set forth in Section 2.7(d) hereof). Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that such Lender's obligation to make a Revolving Loan pursuant to
Section 2.2 hereof when required by this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Swing Line Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subsection to repay in full such Swing Loan.

         (c) Participation in Swing Loans. If, for any reason, Agent is unable to or, in the opinion of Agent, it is impracticable to, convert any Swing Loan to a Revolving Loan pursuant to the preceding subsection, then on any day that a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Lender purchase a participation in such Swing Loan, and Agent shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Swing Line Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swing Line Lender, an undivided participation interest in such Swing Loan in an amount equal to such Lender's Commitment Percentage of the principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the benefit of the Swing Line Lender, such Lender's ratable share of such Swing Loan (determined in accordance with such Lender's Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this subsection is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this subsection by wire transfer of immediately available funds, in the same manner as provided in Section 2.7 hereof with respect to Revolving Loans to be made by such Lender.

         Section 2.5. Interest.

         (a)      Revolving Loans.

                  (i) Base Rate Loan. Borrower shall pay interest on the unpaid principal amount of a Base Rate Loan outstanding from time to time from the date thereof until paid at the Derived Base Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing June 30, 2003, and on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

                  (ii) LIBOR Fixed Rate Loans. Borrower shall pay interest on the unpaid principal amount of each LIBOR Fixed Rate Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived LIBOR Fixed Rate. Interest on such LIBOR Fixed Rate Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

         (b) Swing Loans. Borrower shall pay interest to Agent, for the sole benefit of the Swing Line Lender (and any Lender that shall have purchased a participation in such Swing Loan), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Derived Swing Loan Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one day.

         (c) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Required Lenders
(i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; (ii) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto; and (iii) in the case of any other amount due from Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate; provided that, during an Event of Default under Section 7.11 hereof, the applicable Default Rate shall apply without any election or action on the part of Agent or any Lender.

         (d) Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         Section 2.6. Evidence of Indebtedness.

         (a) Revolving Loans. Upon request of a Lender, to evidence the obligation of Borrower to repay the Base Rate Loans and LIBOR Fixed Rate Loans made by such Lender and to pay interest thereon, Borrower shall execute a Revolving Credit Note of Borrower in the form of Exhibit A hereto, payable to the order of such Lender in the principal amount of its Maximum Amount or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender; provided, however, that the failure of any Lender to request a Revolving Credit Note shall in no way detract from Borrower's obligations to such Lender hereunder.

         (b) Swing Loan. The obligation of Borrower to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrower in the form of Exhibit B hereto, and payable to the order of the Swing Line Lender in the principal amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of Swing Loans made by the Swing Line Lender.

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

         Section 2.7. Notice of Credit Event; Funding of Loans.

         (a) Notice of Credit Event. Borrower, through an Authorized Officer, shall provide to Agent a Notice of Loan prior to (i) 11:00 A.M. (Eastern time) on the proposed date of borrowing or conversion of any Base Rate Loan, (ii) 11:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing, conversion or continuation of any LIBOR Fixed Rate Loan, and
(iii) 2:00 P.M. (Eastern time) on the proposed date of borrowing of any Swing Loan.

         (b) Funding of Loans. Agent shall notify each Lender of the date, amount, type of currency and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan, and, in any event, by 2:00 P.M. (Eastern time) on the date such notice is received. On the date that the Credit Event set forth in such notice is to occur, each such Lender shall provide to Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, or, with respect to an Alternate Currency, in the applicable Alternate Currency, in federal or other immediately available funds, required of it. If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive such amount from Borrower, on demand, in the event that such Lender shall fail to reimburse Agent in accordance with this subsection. Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds.

         (c) Conversion of Loans. At the request of Borrower to Agent, subject to the notice and other provisions of this Section 2.7, the Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto. No Alternate Currency Loan may be converted to a Base Rate Loan or Eurodollar Loan and no Base Rate Loan or Eurodollar Loan may be converted to an Alternate Currency Loan.

         (d)      Minimum Amount. Each request for:

                  (i) a Base Rate Loan shall be in an amount of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000);

                  (ii) a LIBOR Fixed Rate Loan shall be in an amount (or, with respect to an Alternate Currency Loan, the Dollar Equivalent) of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000) (or, with respect to an Alternate Currency Loan, the Dollar Equivalent); and

                  (iii) a Swing Loan shall be in an amount of not less than One Hundred Thousand Dollars ($100,000).

         (e) Interest Periods. At no time shall Borrower request that LIBOR Fixed Rate Loans be outstanding for more than eight different Interest Periods at any time, and, if a Base Rate

Loan is outstanding, then LIBOR Fixed Rate Loans shall be limited to seven different Interest Periods at any time.

         Section 2.8. Payment on Loans and Other Obligations.

         (a) Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

         (b) Payments in Alternate Currency. With respect to any Alternate Currency Loan or any Alternate Currency Letter of Credit, all payments (including prepayments) to any Lender of the principal of or interest on such Alternate Currency Loan or Alternate Currency Letter of Credit shall be made in the same Alternate Currency as the original Loan or Letter of Credit. All such payments shall be remitted by Borrower to Agent, at the address of Agent for notices referred to in Section 10.4 hereof, (or at such other office or account as designated in writing by Agent to Borrower) for the account of the Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 11:00 A.M. (Eastern time) on the due date thereof in same day funds. Any payments received by Agent after 11:00 A.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

         (c) Payments in Dollars. With respect to (i) any Loan (other than an Alternate Currency Loan), or (ii) any other payment to Agent and the Lenders that shall not be covered by subsection (b) above, all such payments (including prepayments) to Agent of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection shall be remitted to Agent, at the address of Agent for notices referred to in Section 10.4 hereof, for the account of the Lenders (or the Fronting Lender or the Swing Line Lender, as appropriate) not later than 11:00 A.M. (Eastern time) on the due date thereof in immediately available funds. Any such payments received by Agent after 11:00 A.M. (Eastern time) shall be deemed to have been made and received on the next following Business Day.

         (d) Payments to Lenders. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Lender its ratable share, if any, of the amount of principal, interest, and facility and other fees received by Agent for the account of such Lender. Payments received by Agent in Dollars shall be delivered to the Lenders in Dollars in immediately available funds. Payments received by Agent in any Alternate Currency shall be delivered to the Lenders in such Alternate Currency in same day funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans, LIBOR Fixed Rate Loans and Swing Loans, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of

Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal and interest owing to each Lender.

         (e) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that shall not be a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided, however, that, with respect to any LIBOR Fixed Rate Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         Section 2.9. Prepayment.

         (a) Right to Prepay. Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Lenders, all or any part of the principal amount of the Revolving Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment, and any amount payable under Article III hereof with respect to the amount being prepaid. Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Swing Line Lender (and any Lender that has purchased a participation in such Swing Loan), all or any part of the principal amount of the Swing Loans then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment, and any amount payable under Article III hereof with respect to the amount being prepaid.

         (b) Notice of Prepayment. Borrower shall give Agent (i) notice of prepayment of any Base Rate Loan or Swing Loan by not later than 11:00 A.M. (Eastern time) one Business Day before the Business Day on which such prepayment is to be made, (ii) written notice of the prepayment of any Eurodollar Loan not later than 1:00 P.M. (Eastern time) two Business Days before the Business Day on which such prepayment is to be made, and (iii) written notice of the prepayment of any Alternate Currency Loan not later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

         (c) Minimum Amount. Each prepayment of a LIBOR Fixed Rate Loan shall be in the principal amount of not less than One Million Dollars ($1,000,000) (or, with respect to an Alternate Currency Loan, the Dollar Equivalent of such amount) or, with respect to a Swing Loan, the principal balance of such Swing Loan, except in the case of a mandatory payment pursuant to Section 2.13 or Article III hereof.

         Section 2.10. Facility and Other Fees.

         (a) Facility Fee. Borrower shall pay to Agent, for the ratable account of the Lenders, as a consideration for the Commitment, a facility fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, equal to (i) the Applicable Facility Fee Rate in effect on the payment date, times (ii) the average daily Total Commitment Amount in effect during such quarter. The facility fee shall be payable in arrears, on June 30, 2003 and continuing on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

         (b) Agent Fee. Borrower shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

         Section 2.11. Modification to Commitment.

         (a) Optional Reduction of Commitment. Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Commitment of the Lenders hereunder to an amount not less than the then existing Revolving Credit Exposure, by giving Agent not fewer than three Business Days' notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each Lender of the date of each such reduction and such Lender's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrower reduces in whole the Commitment of the Lenders, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest and facility and other fees accrued and unpaid, and provided that no Letter of Credit Exposure or Swing Line Exposure shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower. Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period.

         (b) Increase in Commitment. At any time during the Commitment Increase Period (but no more frequently than once per calendar year), Borrower may request that Agent increase the Total Commitment Amount from the Closing Commitment Amount up to an amount that shall not exceed the Maximum Commitment Amount. Each such increase shall be in increments of at least Five Million Dollars ($5,000,000), and may be made by either (i) proportionally increasing, for one or more Lenders, with their prior written consent, their respective Maximum Amounts, or (ii) including one or more Additional Lenders, each with a new Maximum Amount of the Revolving Credit Commitment, as a party to this Agreement (collectively, the "Additional Commitment"). During the Commitment Increase Period, the Lenders agree that Agent, in its sole discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) Agent shall provide to each Lender a revised
Schedule 1 to this Agreement, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the effectiveness of such Additional Commitments (each an "Assumption Effective Date"), and (C) Borrower shall execute and deliver to Agent and the Lenders such replacement or additional Revolving Credit Notes as shall be required by Agent. The Lenders hereby authorize Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders. On each Assumption Effective Date, the Lenders shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, facility fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among the Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this subsection. Borrower shall not request any increase in the Total Commitment Amount pursuant to this subsection if a Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist.

         Section 2.12. Computation of Interest and Fees. With the exception of Base Rate Loans, interest on Loans, and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty
(360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

         Section 2.13. Mandatory Payment.

         (a) If, at any time, the Revolving Credit Exposure shall exceed the Revolving Credit Commitment as then in effect, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Revolving Credit Commitment.

         (b) If, at any time, the Swing Line Exposure shall exceed the Swing Line Commitment, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Swing Loans sufficient to bring the Swing Line Exposure within the Swing Line Commitment.

         (c) Unless otherwise designated by Borrower, each prepayment pursuant to Section 2.13(a) hereof shall be applied in the following order (i) first, on a pro rata basis among all of the outstanding Base Rate Loans, and
(ii) second, on a pro rata basis among all of the outstanding LIBOR Fixed Rate Loans, provided that if the outstanding principal amount of any LIBOR Fixed Rate Loan shall be reduced to an amount less than the minimum amount set forth in
Section 2.7(d) hereof as a result of such prepayment, then such LIBOR Fixed Rate Loan shall be converted into a Base Rate Loan on the date of such prepayment. Any prepayment of a LIBOR Fixed Rate Loan or Swing Loan pursuant to this Section
2.13 shall be subject to the prepayment penalties set forth in Article III hereof.

         Section 2.14. Extension of Commitment. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3(b) hereof (beginning with the financial statements for Borrower's fiscal year ending March 31, 2004), Borrower may deliver a Request for Extension, requesting that the Lenders extend the maturity of the Revolving Credit Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Lenders and shall be upon such terms and conditions as may be agreed to by Agent, Borrower and the Lenders. Borrower shall pay any reasonable attorneys' fees or other properly documented expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrower and Agent.

         Section 2.15. Effectiveness of Guaranties. Concurrently with the execution of this Agreement, Borrower shall cause each Domestic Subsidiary (other than an Excluded Subsidiary) to execute and deliver to Agent, for the benefit of the Lenders, a Guaranty of Payment, to provide Organizational Documents and a legal opinion with respect to such Guaranty of Payment, and to provide such other documents as Agent shall deem reasonably necessary or appropriate (the "Guaranty Documents"). Agent, on behalf of the Lenders, acknowledges that the Guaranty Documents will be held in escrow by Agent and that any guaranty granted by such Domestic Subsidiary to Agent in the Guaranty Documents shall not be effective until the earliest of (a) Borrower shall fail to comply with any financial covenant set forth in Section 5.7 hereof and the Required Lenders shall not have waived such violation in writing or amended such financial covenant to cure such violation within thirty (30) days after such failure to comply, (b) an Event of Default shall occur under Section 7.1, 7.7, or 7.11 hereof, or (c) the Guaranty Effectiveness Date, at which time Agent may, in its sole and absolute discretion, release the Guaranty Documents from escrow to Agent, for the benefit of the Lenders. Borrower acknowledges and agrees that Agent, on behalf of the Lenders, may release the Guaranty Documents from escrow under any of the preceding conditions by providing five days prior notice to Borrower or such Domestic Subsidiary (provided that no notice or time period shall be required if an Event of Default shall have occurred under Section 7.11 hereof), and such Guaranty Documents shall thereafter be automatically effective, without any further action by Agent, any Lender or any Credit Party or other Company. The provisions in this Section 2.15 shall control over the provisions of the Guaranty Documents until such time as the Guaranty Documents shall become effective in accordance with this Section 2.15.

         ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR FIXED RATE
                         LOANS; INCREASED CAPITAL; TAXES

         Section 3.1. Requirements of Law.

         (a) If, after the Closing Date (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or
(ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                  (A) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any LIBOR Fixed Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

                  (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate or the Alternate Currency Rate; or

                  (C)      shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining LIBOR Fixed Rate Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, such Lender shall promptly notify Borrower (with a copy to Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to Borrower (with a copy to Agent) of a written request therefor (which shall include the method for calculating such amount and reasonable detail regarding such calculation), Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this Section 3.1 submitted by any Lender to Borrower, together with a reasonably detailed calculation and description of such amounts contemplated by this
Section 3.1 (with a copy to Agent), shall be rebuttably presumptive evidence of the amounts so payable. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its good-faith, reasonable credit judgment) shall deem applicable. The obligations of Borrower pursuant to this Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         Section 3.2. Taxes.

         (a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be withheld from any amounts payable to Agent or any Lender thereunder, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

         (b) In addition, Credit Parties shall pay Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, Borrower shall send to Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify Agent and the Lenders on demand for any incremental taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

         (d) If any Lender shall be so indemnified by a Credit Party, such Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall reimburse such Credit Party to the extent, but only to the extent, that such Lender shall receive a refund with respect to the amount paid by such Credit Party or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision or any other Governmental Authority thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender's income tax return is completed, such Lender determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid, such Credit Party, upon request of such Lender, shall promptly pay to such Lender the amount so refunded to which such Lender shall not have been so entitled, or the amount by which the net income taxes of such Lender shall not have been so reduced, as the case may be.

         (e) Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) any estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a "Non-U.S. Lender") shall deliver to Borrower and Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement with respect to such interest and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any from previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection, a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Lender is not legally able to deliver.

         (f) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

         Section 3.3. Funding Losses. Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any properly documented loss or expense that such Lender may sustain or incur as a consequence of (a) default by Borrower in making a borrowing of, conversion into or continuation of LIBOR Fixed Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by Borrower in making any prepayment of or conversion from LIBOR Fixed Rate Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a LIBOR Fixed Rate Loan on a day that is not the last day of an Interest Period applicable thereto, (d) the making of a prepayment of a Swing Loan on a day that is not the Swing Loan Maturity Date applicable thereto, or
(e) any conversion of a LIBOR Fixed Rate Loan to a Base Rate Loan pursuant to
Section 3.4 hereof on a day that is not the last day of an Interest Period applicable thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest (with no premium or penalty thereon) that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) or the applicable Swing Loan Maturity Date in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest as reasonably determined by such Lender (with no premium or penalty thereon) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to Borrower, together with a reasonably detailed calculation and description of such amounts (with a copy to Agent) by any Lender shall be rebuttably presumptive evidence of the amounts so payable. The obligations of Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         Section 3.4. Eurodollar Rate or Alternate Currency Rate Lending Unlawful; Inability to Determine Rate.

         (a) If any Lender shall determine (which determination shall, upon notice thereof to Borrower and Agent, be conclusive and binding on Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any

Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a LIBOR Fixed Rate Loan, the obligations of such Lender to make, continue or convert any such LIBOR Fixed Rate Loan shall, upon such determination, be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBOR Fixed Rate Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

         (b) If Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan, or that the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain such LIBOR Fixed Rate Loan shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such LIBOR Fixed Rate Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

                        ARTICLE IV. CONDITIONS PRECEDENT

         Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

         (a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

         (b) Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.3 hereof) and otherwise complied with Section 2.7 hereof;

         (c) no Default or Event of Default shall then exist or immediately after the Credit Event would exist; and

         (d)      each of the representations and warranties contained in
Article VI hereof shall be true in all material respects as if made on and as of the date of the Credit Event, except to the extent that any thereof expressly relate to an earlier date.

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

         Each request by Borrower for a Credit Event shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

         Section 4.2. Conditions to the First Credit Event. The obligation of the Lenders to participate in the first Credit Event is subject to Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

         (a) Notes. Borrower shall have executed and delivered a Revolving Credit Note to each Lender that shall have requested a Revolving Credit Note and shall have executed and delivered to the Swing Line Lender the Swing Line Note.

         (b) Guaranties of Payment of Debt. Each Guarantor of Payment shall have executed and delivered to Agent a Guaranty of Payment of Debt (which Guaranties of Payment shall be subject to the provisions of Section 2.15 hereof).

         (c) Restricted Account Documents. Borrower shall have executed and delivered to Agent, for the benefit of the Lenders, a Restricted Account Agreement and other documents as required by Agent in connection with the Restricted Account, in form and substance satisfactory to Agent; provided that Borrower need not comply with this requirement if the Senior Unsecured Notes shall have been paid in full prior to the Closing Date.

         (d) Officer's Certificate, Resolutions, Organizational Documents. Borrower and each Guarantor of Payment shall have delivered to Agent an officer's certificate (or comparable documents) certifying the names of the officers of Borrower or such Guarantor of Payment authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable documents) of Borrower or such Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (ii) the Organizational Documents of Borrower or such Guarantor of Payment.

         (e) Legal Opinion. Borrower shall have delivered to Agent an opinion of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Agent and the Lenders.

         (f) Good Standing Certificates and Full Force and Effect Certificates. Borrower shall have delivered to Agent a good standing certificate or full force and effect certificate, as the case may be, for Borrower and each Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state(s) where Borrower or such Guarantor of Payment is incorporated or formed.

         (g) Agent Fee Letter, Closing Fee Letter and Other Fees. Borrower shall have (i) executed and delivered to Agent the Agent Fee Letter and paid to Agent, for its sole account, the fees stated therein, (ii) executed and delivered to Agent the Closing Fee Letter and paid to

Agent, for the benefit of the Lenders, the fees stated therein, and (iii) paid all reasonable, properly documented legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

         (h) Lien Searches. With respect to the property owned or leased by Borrower and each Guarantor of Payment, Borrower and each Guarantor of Payment shall have caused to be delivered to Agent (i) the results of U.C.C. lien searches, satisfactory to Agent and the Lenders, (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Lenders, and (iii) U.C.C. termination statements reflecting termination of all financing statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

         (i) Closing Certificate. Borrower shall have delivered to Agent and the Lenders an officer's certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists nor immediately after the making of the first Loan or the issuance of the first Letter of Credit will exist, and (iii) each of the representations and warranties contained in Article VI hereof are true and correct as of the Closing Date.

         (j) Existing Credit Agreement. Borrower shall have terminated the Credit Agreement, dated as of September 15, 2000, by and among Borrower, the financial institutions named therein, and Bank One, Michigan, as agent, as the same may from time to time be amended, restated or otherwise modified, which termination shall be deemed to have occurred upon payment in full of all of the Indebtedness outstanding thereunder and termination of the commitments established therein.

         (k) Letter of Direction. Borrower shall have delivered to Agent a letter of direction authorizing Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which includes the transfer of funds under this Agreement and wire instructions setting forth the locations to which such funds shall be sent.

         (l) No Material Adverse Change. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition or operations of the Companies since March 31, 2002, other than as disclosed in (i) Borrower's Form 8K, dated February 28, 2003, including the Borrower's Consolidated pro forma financial statements for the nine-month period ending December 31, 2002 included therein, and (ii) the Confidential Memorandum.

         (m) Miscellaneous. Borrower shall have provided to Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Lenders.

                              ARTICLE V. COVENANTS

         Section 5.1. Insurance. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by Persons similarly situated; and (b) within ten days of any Lender's written request, furnish to such Lender such information about such Company's insurance as that Lender may from time to time reasonably request.

         Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) or any comparable provisions; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that nonpayment would not cause a Material Adverse Effect) before such payment becomes overdue.

         Section 5.3. Financial Statements and Information. Borrower shall furnish to Agent and the Lenders:

         (a) within fifty (50) days after the end of each of the first three quarter-annual periods of each fiscal year of Borrower, balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and the Lenders and certified by a Financial Officer of Borrower;

         (b) within ninety (90) days after the end of each fiscal year of Borrower, an annual audit report of the Companies for that year prepared on a Consolidated and consolidating basis (provided that consolidating statements may be internally prepared and need not be certified by independent public accountants and shall not be required to be delivered until one hundred forty
(140) days after the close of the fiscal year of Borrower ending March 31, 2003 and one hundred (100) days after the close of each fiscal year of Borrower thereafter), in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and the Lenders and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Defaults and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect;

         (c) within thirty (30) days after the end of each month, or at such other time as Agent may reasonably request, (i) a Borrowing Base Certificate prepared as of the end of such month by a Financial Officer of Borrower, and (ii) a summary Accounts aging report, in form and substance reasonably satisfactory to the Lenders and signed by a Financial Officer of Borrower;

         (d) concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate;

         (e) concurrently with the delivery of the quarterly and annual financial statements in subsections (a) and (b) above, a copy of any management report, letter or similar writing furnished to the Companies by the accountants in respect of the Companies' systems, operations, financial condition or properties;

         (f) within sixty (60) days after the end of each fiscal year of Borrower, annual budget projections of the Companies for the then current fiscal year, to be in form reasonably acceptable to Agent;

         (g) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities; and

         (h) within thirty (30) days of the written request of Agent or any Lender, such other information about the financial condition, properties and operations of any Company as Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent or such Lender and certified by a Financial Officer of the Company or Companies in question.

         Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent, or any representative of Agent, to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

         Section 5.5. Franchises; Change in Business.

         (a) Each Company that is not an Excluded Subsidiary shall preserve and maintain at all times its existence and rights and franchises material to its business, except as otherwise permitted pursuant to Section 5.12 hereof.

         (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

         Section 5.6. ERISA Compliance. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such

Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service or to letters or notices such as a favorable Determination Letter with respect to an ERISA Plan, which does not threaten a material liability to a Company. Borrower shall promptly notify the Lenders of any material taxes assessed, proposed to be assessed or that Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Tangible Net Worth. As soon as practicable, and in any event within thirty (30) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent or any Lender, deliver or cause to be delivered to Agent or such Lender, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

         Section 5.7. Financial Covenants.

         (a) Leverage Ratio. Borrower shall not suffer or permit at any time the Leverage Ratio to exceed 2.50 to 1.00 on June 30, 2003 and thereafter.

         (b) Fixed Charge Coverage Ratio. Borrower shall not suffer or permit at any time the Fixed Charge Coverage Ratio to be less than 1.20 to 1.00 on June 30, 2003 and thereafter.

         (c) Consolidated Tangible Net Worth. Borrower shall not suffer or permit at any time the Consolidated Tangible Net Worth, for the most recently completed fiscal quarter of Borrower, to be less than the current minimum amount required, which current minimum amount required shall be the Closing Date Required Net Worth on the Closing Date through June 29, 2003, with such current minimum amount required to be positively increased by the Increase Amount on June 30, 2003 and by an additional Increase Amount on the last day of each succeeding fiscal quarter of Borrower thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to (i) fifty percent (50%) of positive Consolidated Net Earnings (with no deduction for losses) for the fiscal quarter then ended, plus (ii) one hundred percent (100%) of the proceeds of any equity offering by the Companies, or any debt offering of the Companies, to the extent converted into equity.

         Section 5.8. Borrowing. No Company shall create, incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, that this Section 5.8 shall not apply to the following:

         (a) the Loans, the Letters of Credit or any other Indebtedness under this Agreement;

         (b) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof so long as the principal amount thereof shall not be increased after the Closing Date);

         (c) loans to a Company from a Company so long as each such Company is a Credit Party;

         (d) unsecured Indebtedness incurred or assumed in connection with an Acquisition permitted pursuant to Section 5.13 hereof, so long as the aggregate principal amount of all such indebtedness incurred in connection with all such Acquisitions by all Companies does not exceed Twenty-Five Million Dollars ($25,000,000) at any time outstanding (subject to the Other Indebtedness Maximum Amount);

         (e) any loans granted to or capital leases entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or capital leases), which loans and capital leases shall only be secured by the fixed assets being purchased, so long as the aggregate principal amount of all such loans and leases for all Companies shall not exceed Fifteen Million Dollars ($15,000,000) at any time outstanding (subject to the Other Indebtedness Maximum Amount);

         (f) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

         (g)      Permitted Foreign Subsidiary Loans and Investments;

         (h) unsecured Indebtedness (other than Indebtedness otherwise permitted under this Section 5.8), so long as the aggregate principal amount of all such indebtedness for all Companies shall not exceed Five Million Dollars ($5,000,000) at any time outstanding (subject to the Other Indebtedness Maximum Amount); and

         (i) unsecured Indebtedness owing with respect to the Agreement for Inventory Financing, the Convertible Debentures or the Senior Unsecured Notes.

         Section 5.9. Liens. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes, assessments or governmental charges or levies on such Company's property or assets if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP;

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or social security, retirement benefits or similar legislation;

         (d) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

         (e)      the Liens existing on the Closing Date as set forth in
Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of debt secured thereby shall not be increased;

         (f) purchase money Liens on fixed assets securing the loans and capitalized leases pursuant to Section 5.8(e) hereof, provided that such Lien is limited to the purchase price and only attaches to the property being acquired;

         (g) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Credit Party;

         (h)      any Lien granted to Agent, for the benefit of the Lenders;

         (i) Liens arising out of deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases, licenses, franchises, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business in an aggregate amount, for all Companies, not in excess of Five Million Dollars ($5,000,000);

         (j) Liens arising with respect to rights of lessees or sublessees under operating leases in assets leased by a Company under an operating lease; or

         (k) any Lien on fixed assets owned by a Company as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as such Lien (i) is released within one hundred eighty (180) days of such Acquisition (unless Borrower shall have obtained the prior written consent of Agent and the Required Lenders), and (ii) such Lien was not created at the time of or in contemplation of such Acquisition.

         Section 5.10. Regulations U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

         Section 5.11. Investments and Loans. No Company shall, without the prior written consent of Agent and the Required Lenders, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or
(e) be or become a Guarantor of any kind; provided that this Section 5.11 shall not apply to the following:

                  (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

                  (ii) any investment made according to the Borrower Investment Policy;

                  (iii) the holding of Subsidiaries listed on Schedule 6.1 hereto and investments therein existing on the Closing Date;

                  (iv) loans to and investments in a Company made by a Company so long as each such Company is a Credit Party;

                  (v) any guaranty of the Indebtedness permitted pursuant to Section 5.8(h) hereof;

                  (vi) any Permitted Investment or Permitted Foreign Subsidiary Loans and Investments, so long as no Default or Event of Default shall then exist or would result therefrom;

                  (vii) the holding of any stock that has been acquired pursuant to an Acquisition permitted by Section 5.13 hereof;

                  (viii) the creation and holding of a Subsidiary for the purpose of making an Acquisition permitted by Section 5.13 hereof, so long as such Subsidiary becomes a Guarantor of Payment promptly following such Acquisition if required by Section 5.19 hereof; or

                  (ix) loans to and investments in Excluded Subsidiaries made by Credit Parties or Foreign Subsidiaries so long as the aggregate of all such loans and investments shall not exceed One Million Dollars ($1,000,000).

         Section 5.12. Merger and Sale of Assets. No Company shall merge or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary may merge with (i) Borrower (provided that Borrower shall be the continuing or surviving Person), (ii) any one or more Guarantors of Payment, or (iii) any other

Subsidiary; provided that either (A) the continuing or surviving Person shall be a Subsidiary (other than an Excluded Subsidiary) that shall be a Guarantor of Payment, or (B) after giving effect to any merger pursuant to sub-clause (ii) or
(iii) above, Borrower and/or one or more Subsidiaries (other than Excluded Subsidiaries) that shall be Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as Borrower and/or one or more Subsidiaries (that shall be Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger;

         (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, (ii) any Wholly-Owned Subsidiary that is a Guarantor of Payment, or (iii) any Excluded Subsidiary, so long as such Excluded Subsidiary becomes a Guarantor of Payment if required pursuant to Section 5.19 hereof;

         (c) any Company may sell, lease, transfer or otherwise dispose of any assets (including capital stock) (i) that are obsolete, or (ii) no longer useful in such Company's business, provided that Borrower shall not, without the prior written consent of Agent and the Required Lenders, effect a Significant Asset Disposition;

         (d) any Foreign Subsidiary may sell, lease, transfer or otherwise dispose of any assets (including capital stock) to any Company;

         (e) any Company may sell, lease, transfer or otherwise dispose of any assets (including capital stock) described in the Confidential Memorandum; and

         (f) any Company may sell, transfer or otherwise dispose of fixed assets in the ordinary course of business for the purpose of replacing such fixed assets, provided that any such fixed assets are replaced within one hundred eighty (180) days of such sale or other disposition with other fixed assets which have a fair market value not materially less than the fair market value of the fixed assets sold or otherwise disposed.

         Section 5.13. Acquisitions. No Company shall acquire the assets or stock of any other Person; provided, however, that Borrower or any Guarantor of Payment may effect an Acquisition so long as:

         (a) such Acquisition is the Project Moose and is consummated on or prior to March 31, 2004; or

         (b)      each such Acquisition meets all of the following requirements:

                  (i) Borrower or such Guarantor of Payment, as the case may be, shall be the surviving entity in the case of a merger or other combination;

                  (ii) the business to be acquired shall be similar to the lines of business of the Companies;

                  (iii) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction;

                  (iv) each such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

                  (v) the Liquidity Amount shall be no less than Fifty Million Dollars ($50,000,000) after giving effect to each such Acquisition;

                  (vi) the aggregate Consideration (other than the issuance of equity securities) paid by the Companies shall not exceed the aggregate amount of One Hundred Million Dollars ($100,000,000) for each such Acquisition, or which, when added to all other Acquisitions for all Companies during the Commitment Period, would not exceed the aggregate amount of (A) on the Closing Date through March 31, 2004, One Hundred Fifty Million Dollars ($150,000,000), and (B) on April 1, 2004 and thereafter, (1) Two Hundred Twenty-Five Million Dollars ($225,000,000) if Project Moose has not been consummated on or prior to March 31, 2004, or (B) One Hundred Fifty Million Dollars ($150,000,000) if Project Moose has been consummated on or prior to March 31, 2004; and

                  (vii) the aggregate Consideration (including the issuance of equity securities) paid by the Companies for each such Acquisition shall not exceed One Hundred Fifty Million Dollars ($150,000,000).

         Section 5.14. Notice. Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Lenders whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         Section 5.15. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Lenders, promptly after receipt thereof, a copy of any notice any Company may receive from any Governmental Authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person or otherwise. Borrower shall defend, indemnify and hold Agent and the Lenders harmless against all properly documented costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

         Section 5.16. Affiliate Transactions. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Credit Party or a Foreign Subsidiary) on terms that shall be less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit the payment of customary and reasonable directors' fees to directors who are not employees of a Company or an Affiliate of a Company.

         Section 5.17. Use of Proceeds. Borrower's use of the proceeds of the Loans shall be solely for working capital, strategic acquisitions, share repurchases, letters of credit and other general corporate purposes of Borrower and its Subsidiaries.

         Section 5.18. Corporate Names. No Company shall change its corporate name or its state of organization, unless, in each case, Borrower shall have provided Agent and the Lenders with at least five days prior written notice thereof.

         Section 5.19. Subsidiary Guaranties. Each Domestic Subsidiary of a Company (that is not an Excluded Subsidiary) created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent, for the benefit of the Lenders, a Guaranty of Payment of all of the Debt (subject to Section 2.15 hereof), such agreement to be in form and substance acceptable to Agent, along with any corporate governance and authorization documents, and an opinion of counsel as may be deemed reasonably necessary or advisable by Agent.

         Section 5.20. Restricted Payments. No Company shall make or commit itself to make any Restricted Payment except that Borrower may make Capital Distributions so long as the Companies shall be in full compliance with the Loan Documents both prior to and after giving effect to such Capital Distribution.

         Section 5.21. Restrictive Agreements. Except as set forth in this Agreement until after the Guaranty Effectiveness Date, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, (iii) customary restrictions in security agreements or mortgages securing Indebtedness of a

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Company, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease, or (iv) customary restrictions in agreements executed by Foreign Subsidiaries in connection with foreign financing arrangements.

         Section 5.22. Other Covenants. In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants and agreements contained therein shall be more restrictive than the covenants set forth herein, then the Companies shall be bound hereunder by such covenants and agreements with the same force and effect as if such covenants and agreements were written herein.

         Section 5.23. Guaranty Under Material Indebtedness Agreement. Neither Borrower nor any Domestic Subsidiary shall be or become a Guarantor of the Indebtedness incurred pursuant to any Material Indebtedness Agreement unless Borrower or such Domestic Subsidiary shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

         Section 5.24. Pari Passu Ranking. The Debt shall, and Borrower shall take all necessary action to ensure that the Debt shall, at all times, rank at least pari passu in right of payment with all other senior unsecured Indebtedness of Borrower.

         Section 5.25. Restricted Account Funding. So long as the Senior Unsecured Notes shall be outstanding, unless Borrower shall include the Senior Unsecured Notes as Consolidated Funded Indebtedness in the calculation of the Leverage Ratio for any fiscal quarter, Borrower shall comply with the Restricted Account Maintenance Requirement at all times during such fiscal quarter. In the event that Borrower has complied with the Restricted Account Maintenance Requirement for any fiscal quarter, then Borrower may not remove the investments from the Restricted Account at the end of or after such fiscal quarter if a Default or an Event of Default shall then exist.

         Section 5.26. Amendment of Organizational Documents. No Company shall amend its Organizational Documents in any material respect without providing Agent with and the Lenders prior written notice thereof.

         Section 5.27. Other Indebtedness. Borrower shall not suffer or permit any Company to make any amendment, supplement or modification to the Convertible Debentures Indenture, the Senior Notes Indenture or any agreements or instruments executed in connection therewith.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification.

         (a) Each Company is duly organized, validly existing, and in good standing under the laws of its state or jurisdiction of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in all of the states or

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

jurisdictions where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify will not cause or result in a Material Adverse Effect.

         (b) Schedule 6.1 hereto sets forth each Subsidiary of Borrower (and whether such Subsidiary is an Excluded Subsidiary), its state of formation, the location of its chief executive offices and its principal place of business. Except as set forth on Schedule 6.1 hereto, on the date hereof, Borrower owns all of the capital stock of each of its Subsidiaries.

         Section 6.2. Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law). The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any agreement.

         Section 6.3. Compliance with Laws. Each Company:

         (a) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies reasonably necessary for the conduct of its business and is in compliance with all applicable laws relating thereto on the Closing Date and, except where the failure to do so would not have or result in a Material Adverse Effect, after the Closing Date;

         (b) is in material compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices on the Closing Date and, except where the failure to do so would not have or result in a Material Adverse Effect, after the Closing Date; and

         (c) is not in violation of or in default under any material agreement to which it is a party or by which its assets are subject or bound on the Closing Date and, except with respect to any violation or default that would not have or result in a Material Adverse Effect, after the Closing Date.

         Section 6.4. Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 hereto, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any

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

liability, in any court or before any Governmental Authority, arbitration board or other tribunal, which Borrower reasonably expects to have a Material Adverse Effect, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, which Borrower reasonably expects to have a Material Adverse Effect, or (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

         Section 6.5. Title to Assets. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

         Section 6.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company;
(b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind.

         Section 6.7. Tax Returns. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         Section 6.8. Environmental Laws. Each Company is in substantial compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company. No material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority, private Person or otherwise.

         Section 6.9. Continued Business. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group

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

of customers or suppliers, which Borrower reasonably expects to have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect.

         Section 6.10. Employee Benefits Plans. Schedule 6.10 hereto identifies each ERISA Plan. No ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan qualified under Code Section 401(a) has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a) in all material respects or are subject to cure under a correction program approved by a Governmental Authority; (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely); (c) to the extent applicable, the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code
Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), subject to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code
Section 4972. With respect to any Pension Plan qualified under Code Section 401(a), the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

         Section 6.11. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

         Section 6.12. Solvency. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Agent and the Lenders. Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. Borrower is not engaged or about to engage in any

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

business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         Section 6.13. Financial Statements. The Consolidated financial statements of Borrower for the fiscal year ended March 31, 2002 and the unaudited Consolidated financial statements of Borrower for the fiscal quarter ended December 31, 2002, furnished to Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business or any change in any Company's accounting procedures other than as disclosed in (a) Borrower's Form 8K, dated February 28, 2003, including Borrower's Consolidated pro forma financial statements for the nine-month period ending December 31, 2002 included therein, and (b) the Confidential Memorandum.

         Section 6.14. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation U or X or any other Regulation of such Board of Governors.

         Section 6.15. Material Agreements. Except as disclosed on Schedule 6.15 hereto or as permitted pursuant to Section 5.8 hereof, as of the Closing Date, no Company is a party to any (a) debt instrument (excluding the Loan Documents),
(b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder, or (c) collective bargaining agreement that, as to subsections (a) through (c), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

         Section 6.16. Intellectual Property. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing reasonably necessary for the conduct of its business without any known conflict with the rights of others.

         Section 6.17. Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.

         Section 6.18. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by

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

Borrower, there is no known fact that any Company has not disclosed to Agent and the Lenders that has or is likely to have a Material Adverse Effect.

         Section 6.19. Investment Company; Holding Company. No Company is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

         Section 6.20. Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         Section 7.1. Payments. If (a) the interest on any Loan or any facility or other fee shall not be paid in full punctually when due and payable or within five Business Days thereafter, or (b) the principal of any Loan or any obligation under any Letter of Credit shall not be paid in full when due and payable, unless such principal is due and owing because the Total Commitment Amount exceeds the Borrowing Base, in which case such principal shall not be paid in full within five Business Days thereafter.

         Section 7.2. Special Covenants. If any Company or Credit Party shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.20, 5.21, 5.22 or 5.23 hereof.

         Section 7.3. Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Lender that the specified Default is to be remedied.

         Section 7.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to the Lenders or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

         Section 7.5. Cross Default.

         (a) If any Company or Credit Party shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of

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

such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         (b) If Borrower shall default (other than defaults that have been cured within applicable grace periods or have otherwise been waived) under the Agreement for Inventory Financing, the Senior Notes Indenture or the Convertible Debentures Indenture.

         Section 7.6. ERISA Default. The occurrence of one or more ERISA Events that (a) the Required Lenders reasonably determine could have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company, in the aggregate for all such Liens for all Companies in excess of One Million Dollars ($1,000,000).

         Section 7.7. Change in Control. If any Change in Control shall occur.

         Section 7.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies shall exceed Five Million Dollars ($5,000,000).

         Section 7.9. Material Adverse Change. There shall have occurred any condition or event that Agent or the Required Lenders reasonably determine has or is reasonably likely to have a Material Adverse Effect.

         Section 7.10. Validity of Loan Documents. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation thereunder; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby. In addition to any other material Loan Documents, this Agreement, each Note and each Guaranty of Payment shall be deemed to be "material".

         Section 7.11. Solvency. If any Company (other than an Excluded Subsidiary) shall (a) discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under Title 11 of the United States Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, (f) file a voluntary petition in bankruptcy, or file a proposal or notice of intention to file

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

a proposal or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case, or file a petition or an answer or an application or proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state, or, if applicable, other jurisdiction) relating to relief of debtors,
(g) suffer or permit or to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, (h) have an administrative receiver appointed over the whole or substantially the whole of its assets, (i) have assets, the value of which is less than its liabilities (taking into account prospective and contingent liabilities), or (j) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         Section 8.1. Optional Defaults. If any Event of Default referred to in
Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.10 hereof shall occur,
Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, give written notice to Borrower, to:

         (a) terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan and the obligation of the Fronting Lender to issue any Letter of Credit immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if the Debt is not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         Section 8.2. Automatic Defaults. If any Event of Default referred to in
Section 7.11 hereof shall occur:

         (a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit, and

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

         (b) the principal of and interest then outstanding on all of the Notes, and all of the other Debt, shall thereupon become and thereafter be immediately due and payable in full (if the Debt is not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         Section 8.3. Letters of Credit. If the maturity of the Debt shall be accelerated pursuant to Section 8.1 or 8.2 hereof, Borrower shall immediately deposit with Agent, as security for the obligations of Borrower and any Guarantor of Payment to reimburse Agent and the Lenders for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender) to or for the credit or account of any Company, as security for the obligations of Borrower and any Guarantor of Payment to reimburse Agent and the Lenders for any then outstanding Letters of Credit.

         Section 8.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 7.11 hereof or if the maturity of the Debt is accelerated pursuant to Section 8.1 or 8.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to
Section 2.2, 2.3 or 8.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness (excluding the Restricted Account) then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender) to or for the credit or account of Borrower or any Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

         Section 8.5. Equalization Provision. Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other Lenders or any thereof in respect of the Debt (except as to Swing Loans and Letters of Credit prior to Agent's giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of Borrower on any indebtedness owing by Borrower to that Lender (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise), it will apply such payment first to any and all Debt owing by Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this

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Section may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender was a direct creditor of Borrower in the amount of such participation.

         Section 8.6. Other Remedies. The remedies in this Article VIII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. Agent shall exercise the rights under this Article VIII and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

                              ARTICLE IX. THE AGENT

         The Lenders authorize Key Corporate Capital Inc. and Key Corporate Capital Inc. hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         Section 9.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any of the Lenders to ascertain or to inquire as to the performance or observance or any of the terms, covenants or conditions hereof or thereof on the part of Borrower, or the financial condition of Borrower, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.

         Section 9.2. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         Section 9.3. Consultation With Counsel. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         Section 9.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

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

         Section 9.5. Agent and Affiliates. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any affiliate thereof.

         Section 9.6. Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof or has been notified by Borrower pursuant to Section 5.14 hereof.

         Section 9.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

         Section 9.8. Notices, Default. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and Agent shall inform the other Lenders in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Debt.

         Section 9.9. Indemnification of Agent. The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction), or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement or any other Loan Document.

         Section 9.10. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrower and the Lenders. If Agent shall

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

resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

         Section 9.11. Other Agents. As used in this Agreement, the term "Agent" shall only include Agent. Neither the Documentation Agent nor the Syndication Agent shall have any rights, obligations or responsibilities hereunder in such capacity.

                            ARTICLE X. MISCELLANEOUS

         Section 10.1. Lenders' Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents.

         Section 10.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         Section 10.3. Amendments, Consents. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the

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Lenders shall be required with respect to (a) any increase in the Commitment hereunder (except as specified in Section 2.11(b) hereof), (b) the extension of maturity of the Debt, the payment date of interest or principal thereunder, or the payment of facility or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Debt, or in any amount of principal of or interest due on the Debt, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Lenders hereunder, (d) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (e) the release of any Guarantor of Payment, or (f) any amendment to this Section 10.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Lenders hereunder shall be forwarded by Agent to all of the Lenders. Each Lender or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         Section 10.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by Agent or the Lenders, as the case may be.

         Section 10.5. Costs, Expenses and Taxes. Borrower agrees to pay on demand all reasonable and properly documented costs and expenses of Agent, including, but not limited to, (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower also agrees to pay on demand all properly documented costs and expenses of Agent and the Lenders, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Debt, this Agreement or any Related Writing. In addition, Borrower shall pay any and all properly documented stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees other than those liabilities resulting from the gross

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

negligence or willful misconduct of Agent, or, with respect to amounts owing to a Lender, such Lender, in each case as determined by a court of competent jurisdiction.

         Section 10.6. Indemnification. Borrower agrees to defend, indemnify and hold harmless Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or its Affiliates; provided that no Lender nor Agent shall have the right to be indemnified under this Section
10.6 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

         Section 10.7. Obligations Several; No Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between Borrower and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

         Section 10.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         Section 10.9. Binding Effect; Borrower's Assignment. This Agreement shall become effective when it shall have been executed by Borrower, Agent and each Lender and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Lenders.

         Section 10.10. Lender Assignments.

         (a) Assignments of Commitments. Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such

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Lender's Commitment, (ii) all Loans made by that Lender, (iii) such Lender's
Notes, and (iv) such Lender's interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.3, 2.4 or 8.5 hereof.

         (b) Prior Consent. No assignment may be consummated pursuant to this Section 10.10 without the prior written consent of Borrower and Agent (other than an assignment by any Lender to another Lender or to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

         (c) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein.

         (d) Assignment Fee. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

         (e) Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require.

         (f) Non-U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender (for the benefit of the assignor Lender, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either (A) U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the assignor, Agent and Borrower) to provide to the assignor Lender (and, in the case of any assignee registered in the Register, to Agent and Borrower) a new Form W-8ECI or Form W-8BEN or Form W-8 or W-9, as

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

applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (g) Deliveries by Borrower. Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, Borrower shall execute and deliver (i) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (ii) to the assignee and the assignor, if applicable, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

         (h) Effect of Assignment. Upon satisfaction of all applicable requirements of set forth in subsections (a) through (g) above, and any other condition contained in this Section 10.10, (i) the assignee shall become and thereafter be deemed to be a "Lender" for the purposes of this Agreement, (ii) the Assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Lender" and (iv) the signature pages hereto and
Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

         (i) Agent to Maintain Register. Agent shall maintain at the address for notices referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.11. Sale of Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more commercial banks or other Persons other than a Company or an Affiliate of a Company (each a "Participant") in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note held by
it); provided, that:

         (a) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

         (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

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

         (c) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

         (d)      such Participant shall be bound by the provisions of Section
8.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

         (e) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described as follows:

                  (i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

                  (ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

Borrower agrees that any Lender that sells participations pursuant to this Section shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided, however, that the obligations of Borrower shall not increase as a result of such transfer and Borrower shall have no obligation to any Participant.

         Section 10.12. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

         Section 10.13. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         Section 10.14. Confidentiality. Agent and each Lender shall hold all Confidential Information in accordance with the customary procedures of Agent or such Lender for handling

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

confidential information of this nature, and in accordance with safe and sound banking practices. Notwithstanding the foregoing, Agent or any Lender may in any event make disclosures of, and furnish copies of Confidential Information (a) to another agent under this Agreement or another Lender; (b) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee or participant shall execute an agreement for the benefit of Borrower with such prospective transferor Lender or participant containing provisions substantially identical to those contained in this Section 10.14); (c) to the parent corporation or corporations of Agent or such Lender, and to their respective auditors and attorneys; and (d) as required or requested by any governmental agency or representative thereof, or pursuant to legal process, provided, that, unless specifically prohibited by applicable law or court order, Agent or such Lender, as applicable, shall notify the chief financial officer of Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of Agent or such Lender by such governmental agency), and of any other request pursuant to legal process, for disclosure of any such non-public information prior to disclosure of such Confidential Information. In no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Company. Borrower hereby agrees that the failure of Agent or any Lender to comply with the provisions of this Section 10.14 shall not relieve Borrower of any of the obligations to Agent and the Lenders under this Agreement and the other Loan Documents.

         Section 10.15. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         Section 10.16. Judgment Currency. If Agent, on behalf of the Lenders, obtains a judgment or judgments against any Credit Party in an Alternate Currency, the obligations of such Credit Party in respect of any sum adjudged to be due to Agent or the Lenders hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by Agent of the Judgment Amount in the Alternate Currency, Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Alternate Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount that has accrued as a result of the failure of such Credit Party to pay the sum originally due hereunder or under the Notes when it was originally due and owing to Agent or the Lenders hereunder or under the Notes) was originally due and owing to Agent or the Lenders hereunder or under the Notes (the "Original Due Date") (the "Loss"), such Credit Party agrees as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, Agent or such Lender agrees to remit such excess to such Credit Party.

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

         Section 10.17. Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the Dollar Equivalent.

         Section 10.18. Governing Law; Submission to Jurisdiction. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower and the Lenders shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page left intentionally blank]

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

         Section 10.19. Jury Trial Waiver. TO THE EXTENT PERMITTED BY LAW, BORROWER, AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         IN WITNESS WHEREOF, the parties have executed and delivered this Credit Agreement in Cleveland, Ohio as of the date first set forth above.

Address: 6065 Parkland Boulevard                PIONEER-STANDARD ELECTRONICS,
         Cleveland, Ohio 44124                   INC.
         Attn: Chief Financial Officer
                                                By: /s/ Steven M. Billick
                                                    ----------------------------
                                                    Steven M. Billick, Executive
                                                    Vice President and Chief
                                                    Financial Officer

Address: 127 Public Square                      KEY CORPORATE CAPITAL INC.,
         Cleveland, Ohio 44114                   as Agent and as a Lender
         Attn: Key Technology Finance
                                                By: /s/ Jeff Kalinowski
                                                    ----------------------------
                                                Name:  Jeff Kalinowski
                                                Title: Vice President

Address: U.S. Bank Centre                       U.S. BANK NATIONAL ASSOCIATION,
         1350 Euclid Avenue, Suite. 1100         as Syndication Agent and as a
         Cleveland, Ohio 44114                   Lender
         Attn: Corporate Banking
                                                By: /s/ John D. Barrett
                                                    ----------------------------
                                                Name:  John D. Barrett
                                                Title: Senior Vice President

Address: 111 West Monroe Street                 HARRIS TRUST AND SAVINGS BANK
         Chicago, Illinois 60603                 as Documentation Agent and as a
         Attn: Corporate Banking                 Lender

                                                By: /s/ Kirby M. Law
                                                    ----------------------------
                                                Name:  Kirby M. Law
                                                Title: Vice President

                                 Signature Page
                         1 of 2 of the Credit Agreement

Address: 1300 East Ninth Street, Suite 1000    LASALLE BANK NATIONAL
         Cleveland, Ohio 44114                 ASSOCIATION
         Attn: Corporate Banking
                                               By: /s/ Tricia Somoles
                                                   -----------------------------
                                               Name:  Tricia Somoles
                                               Title: Commercial Banking Officer

Address: 1900 East Ninth Street                NATIONAL CITY BANK
         Cleveland, Ohio 44114
         Attn: Corporate Banking               By: /s/ Patrick M. Pastore
                                                   -----------------------------
                                               Name:  Patrick M. Pastore
                                               Title: Senior Vice President

Address: Suite 520                             J.P. MORGAN CHASE BANK
         250 West Huron, 5th Floor
         Cleveland, Ohio 44113                 By: /s/ Henry W. Centa
         Attn: Corporate Banking                   -----------------------------
                                               Name:  Henry W. Centa
                                               Title: Vice President

                                 Signature Page
                         2 of 2 of the Credit Agreement

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$___________                                                     Cleveland, Ohio
                                                                  April 16, 2003

         FOR VALUE RECEIVED, the undersigned, PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation ("Borrower"), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Lender") at the Main Office of KEY CORPORATE CAPITAL INC., as Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

_________________________________________________________________________DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans, as defined in the Credit Agreement made by Lender to Borrower pursuant to Section 2.2 of the Credit Agreement, whichever is less, in lawful money of the United States of America; provided that Revolving Loans that are Alternate Currency Loans, as defined in the Credit Agreement, shall be payable in the applicable Alternate Currency, as defined in the Credit Agreement, at the place or places designated in the Credit Agreement. Borrower also agrees to pay any additional amount that is required to be paid pursuant to Section 10.16 of the Credit Agreement.

         As used herein, "Credit Agreement" means the Credit Agreement dated as of April 16, 2003, among Borrower, the Lenders, as defined therein, and Key Corporate Capital Inc., as lead arranger, book runner and administrative agent for the Lenders ("Agent"), U.S. Bank National Association, as syndication agent, and Harris Trust and Savings Bank, as documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.5(a) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.5(a); provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Fixed Rate Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                              PIONEER-STANDARD ELECTRONICS, INC.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

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

                                    EXHIBIT B

                                 SWING LINE NOTE

$10,000,000                                                      Cleveland, Ohio
                                                                  April 16, 2003

         FOR VALUE RECEIVED, the undersigned, PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation ("Borrower"), promises to pay to the order of KEY CORPORATE CAPITAL INC. ("Lender") at the Main Office of KEY CORPORATE CAPITAL INC., as Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

TEN MILLION AND 00/100___________________________________________________DOLLARS

or, if less, the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined) made by Lender to Borrower pursuant to Section 2.4 of the Credit Agreement, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto;

         As used herein, "Credit Agreement" means the Credit Agreement dated as of April 16, 2003, among Borrower, the Lenders, as defined therein, and Key Corporate Capital Inc., as lead arranger, book runner and administrative agent for the Lenders ("Agent"), U.S. Bank National Association, as syndication agent, and Harris Trust and Savings Bank, as documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.5(b) of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.5(b); provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The principal sum hereof from time to time and the payments of principal and interest thereon, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligation of Borrower under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                              PIONEER-STANDARD ELECTRONICS, INC.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                    EXHIBIT C

                                 NOTICE OF LOAN

                                           [Date]_______________________, 200__

Key Corporate Capital Inc., as Agent
127 Public Square
Cleveland, Ohio 44114
Attention:__________________

Ladies and Gentlemen:

         The undersigned, PIONEER-STANDARD ELECTRONICS, INC., refers to that certain Credit Agreement, dated as of April 16, 2003 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders, as defined in the Credit Agreement, and Key Corporate Capital Inc., as Agent, and hereby gives you notice, pursuant to Section 2.7 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.7 of the Credit Agreement:

         (a)      The Business Day of the Proposed Loan is __________, 20__.

         (b)      The amount of the Proposed Loan is $_______________.

         (c)      The Proposed Loan is to be a:
                  Base Rate Loan ___, Alternate Currency Loan ___, Eurodollar Loan ___, Swing Loan___. (Check one.)

         (d) If the Proposed Loan is an Alternate Currency Loan or a Eurodollar Loan, the Interest Period requested is:
                  one month ___, two months ___, three months ___, six months ___. (Check one.)

         The undersigned hereby certifies on behalf of Borrower that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.7 and Article IV of the Credit Agreement have been satisfied.

                                              Very truly yours,

                                              PIONEER-STANDARD ELECTRONICS, INC.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                                   For Fiscal Quarter ended ____________________

THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) I am the duly elected President/Chief Financial Officer of PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation ("Borrower");

         (2) I am familiar with the terms of that certain Credit Agreement, dated as of April 16, 2003, among the undersigned, the Lenders, as defined in the Credit Agreement, and Key Corporate Capital Inc., as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and we have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

         (4) The representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and

         (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Sections 5.7 and calculations with respect to Sections 5.20 and 5.25 of the Credit Agreement, which calculations show compliance with the terms thereof.

         IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

                                              PIONEER-STANDARD ELECTRONICS, INC.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                                    EXHIBIT E

                           BORROWING BASE CERTIFICATE

                                    EXHIBIT F

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 20_. The parties hereto agree as follows:

         1. Preliminary Statement. Assignor is a party to a Credit Agreement, dated as of April 16, 2003 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"), among PIONEER-STANDARD ELECTRONICS, INC., an Ohio corporation ("Borrower"), the banking institutions named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the "Lenders" and, individually, each a "Lender"), and KEY CORPORATE CAPITAL INC., as lead arranger, book runner and administrative agent for the Lenders ("Agent"), U.S. Bank National Association, as syndication agent, and Harris Trust and Savings Bank, as documentation agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. Assignment and Assumption. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on Annex 1 hereto (hereinafter, the "Assigned Amount"), (b) any Loan made by Assignor that is outstanding on the Assignment Effective Date, (c) Assignor's interest in any Letter of Credit, as defined in the Credit Agreement, that is issued and outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subpart II.A on Annex 1 hereto.

         3. Assignment Effective Date. The Assignment Effective Date (the "Assignment Effective Date") shall be [__________ __, ____] (or such other date agreed to by Agent). On or prior to the Assignment Effective Date, Assignor shall satisfy the following conditions:

         (a) receipt by Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(a) of the Credit Agreement, by Borrower;

         (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), if required by Section 10.10 of the Credit Agreement;

         (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office,
(iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

         (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

         4. Payment Obligations. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay to Assignor, on the Assignment Effective Date, the amount agreed to by Assignee and Assignor. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other part any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

         5. Credit Determination; Limitations on Assignor's Liability. Assignee represents and warrants to Assignor, Borrower, Agent and the Lenders
(a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Lender thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrower or Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct.

Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

         6. Indemnity. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

         7. Subsequent Assignments. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

         8. Reductions of Aggregate Amount of Commitments. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

         9. Acceptance of Agent; Notice by Assignor. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10 of the Credit Agreement, upon the acceptance and consent of Borrower; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Borrower is evidence of such acceptance and consent.

         10. Entire Agreement. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. Governing Law. This Assignment Agreement shall be governed by the laws of the State of Ohio, without regard to conflicts of laws.

         12. Notices. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

         13. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, ANY OF THE LENDERS, AND BORROWER, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                            ASSIGNOR:

Address: ______________________             ____________________________________
         ______________________
         Attn:_________________             By:_________________________________
         Phone:________________             Name: ______________________________
         Fax:__________________             Title:______________________________

                                            ASSIGNEE:

Address: ______________________             ____________________________________
         ______________________
         Attn:_________________             By:_________________________________
         Phone:________________             Name:_______________________________
         Fax:__________________             Title:______________________________

Accepted and Consented to this ___ day
of ___, 20_:

KEY CORPORATE CAPITAL INC.,
 as Agent

By:________________________________
Name:______________________________
Title:_____________________________

Accepted and Consented to this ___ day
of _______, 20__:

PIONEER-STANDARD ELECTRONICS, INC.

By:________________________________
Name:______________________________
Title:_____________________________

                                     ANNEX 1
                                       TO
                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

         On and after the Assignment Effective Date, the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:

   I.    INTEREST OF ASSIGNOR BEING ASSIGNED TO ASSIGNEE

         A.       Assignee's Percentage                              __________%

         B.       Assigned Amount                                    $_________

   II.   ASSIGNEE'S COMMITMENT (as of the Assignment Effective Date)

         A.       Assignee's Commitment Percentage
                  under the Credit Agreement                         __________%

         B.       Assignee's Commitment Amount under
                  the Credit Agreement                               $_________

   III.  ASSIGNOR'S COMMITMENT (as of the Assignment Effective Date)

         A.       Assignor's Commitment Percentage
                  under the Credit Agreement                         __________%

         B.       Assignor's Commitment Amount
                  under the Credit Agreement                         $_________

                                    EXHIBIT G

                              REQUEST FOR EXTENSION

                                            [Date]_______________________, 200__

Key Corporate Capital Inc., as Agent
127 Public Square
Cleveland, Ohio 44114-0616
Attention:___________________

Ladies and Gentlemen:

         The undersigned, PIONEER-STANDARD ELECTRONICS, INC., refers to that certain Credit Agreement, dated as of April 16, 2003 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders, as defined in the Credit Agreement, and Key Corporate Capital Inc., as Agent, and hereby gives you notice, pursuant to Section 2.14 of the Credit Agreement that the undersigned hereby requests an extension as set forth below (the "Extension") under the Credit Agreement, and in connection with the Extension sets forth below the information relating to the Extension as required by Section 2.14 of the Credit Agreement.

         The undersigned hereby requests Agent and the Lenders to extend the Commitment Period from ______________ _____, 200_ to ________________ _____,
200_.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension: (a) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Extension and the application of the proceeds therefrom, as though made on and as of such date; (b) no event has occurred and is continuing, or would result from such Extension, or the application of proceeds therefrom, which constitutes a Default or an Event of Default; and (c) the conditions set forth in Section 2.14 and Article IV of the Credit Agreement have been satisfied.

                                              Very truly yours,

                                              PIONEER-STANDARD ELECTRONICS, INC.

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

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